EXHIBIT 10.1

DIRECTV HOLDINGS LLC

DIRECTV FINANCING CO., INC.

7.625% SENIOR NOTES DUE 2016

INDENTURE

Dated as of May 14, 2008

THE BANK OF NEW YORK TRUST COMPANY, N.A.
as
Trustee

CROSS-REFERENCE TABLE

TIA	Indenture
Section	Section
303	1.03
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.07
(c)	7.06; 11.02
(d)	7.06
314(a)	4.03(a); 11.05
(4)	4.04; 11.05
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.04; 11.05
(f)	N.A.
315(a)	7.01(b); 7.02
(b)	7.05; 11.02
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.13
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01
(c)	11.01

N.A. means Not Applicable.

Note:      This Cross-Reference Table shall not, for any purposes, be deemed to be part hereof.

i

		Page

SECTION 10.03.	Merger, Consolidation or Sale of Assets of Guarantors.	83
SECTION 10.04.	Successor Corporation Substituted.	84
SECTION 10.05.	Releases from Guarantees.	84

ARTICLE 11

MISCELLANEOUS

SECTION 11.01.	Trust Indenture Act Controls.	85
SECTION 11.02.	Notices.	85
SECTION 11.03.	Communication by Holders of Notes with Other Holders of Notes.	86
SECTION 11.04.	Certificate and Opinion as to Conditions Precedent.	86
SECTION 11.05.	Statements Required in Certificate or Opinion.	87
SECTION 11.06.	Rules by Trustee and Agents.	87
SECTION 11.07.	No Personal Liability of Directors, Owners, Employees, Incorporators and Stockholders.	87
SECTION 11.08.	Governing Law.	87
SECTION 11.09.	No Adverse Interpretation of Other Agreements.	88
SECTION 11.10.	Successors.	88
SECTION 11.11.	Severability.	88
SECTION 11.12.	Counterpart Originals.	88
SECTION 11.13.	Table of Contents, Headings, Etc.	88
SECTION 11.14.	Force Majeure.	88
SECTION 11.15.	Waiver of Jury Trial.	88

EXHIBITS

EXHIBIT A FORM OF NOTE
EXHIBIT B FORM OF GUARANTEE
EXHIBIT C FORM OF CERTIFICATE OF TRANSFER
EXHIBIT D FORM OF CERTIFICATE OF EXCHANGE

INDENTURE dated as of May 14, 2008 by and among DIRECTV Holdings LLC (the “Company” or an “Issuer”), a Delaware limited liability company, DIRECTV Financing Co., Inc. (“DIRECTV Financing” or an “Issuer” and together with the Company, the “Issuers”), a Delaware corporation, the Guarantors (as hereinafter defined) and The Bank of New York Trust Corporation, N.A., a national banking association, as trustee (the “Trustee”).

The Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Issuers’ 7.625% Senior Notes due 2016.

RECITALS

The Issuers and the Guarantors have duly authorized the execution and delivery hereof to provide for the issuance of the Notes and the Guarantees.

All things necessary (i) to make the Notes, when executed by the Issuers and authenticated and delivered hereunder and duly issued by the Issuers and delivered hereunder, the valid obligations of the Issuers, (ii) to make the Guarantees when executed by the Guarantors and delivered hereunder the valid obligations of the Guarantors, and (iii) to make this Indenture a valid and legally binding agreement of the Issuers and the Guarantors, all in accordance with their respective terms, have been done.

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed as follows for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.                                                                 Definitions.

“144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“2013 Notes” means $910 million of 8 3/8% Senior Notes due 2013 outstanding on the Issue Date issued by the Company and DIRECTV Financing under an indenture dated as of February 28, 2003.

“2015 Notes” means $1,000 million of 6 3/8% Senior Notes due 2015 issued by the Company and DIRECTV Financing under an indenture dated as of June 15, 2005.

“Acquired Debt” means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merges with or into or becomes a Subsidiary of such specified Person, or Indebtedness incurred by such Person in connection with the acquisition of assets, in each case so long as such Indebtedness was not incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person or the acquisition of such assets, as the case may be.

“Acquired Subscriber” means a subscriber to a service provided by a Permitted Business as to whom the Company or one of its Restricted Subsidiaries purchases the right to provide such service to such subscriber, whether such purchase is undertaken directly, through the acquisition of the entity providing such service or through the acquisition of assets used or to be used to provide such service to such subscriber.

“Acquired Subscriber Debt” means

(a)                                  Indebtedness the proceeds of which are used to pay the purchase price for Acquired Subscribers or to acquire the entity which has the right to provide service to such Acquired Subscribers or to acquire from such entity or another Person’s assets used or to be used in connection with such Permitted Business; provided that such Indebtedness is incurred within three years after the date of the acquisition of such Acquired Subscribers, and

(b)                                 Acquired Debt of any such entity being acquired;

provided that in no event shall the amount of such Indebtedness and Acquired Debt for any Acquired Subscriber exceed the sum of the actual purchase price (inclusive of such Acquired Debt) for such Acquired Subscriber, such entity and such assets plus the cost, if any, incurred to convert such Acquired Subscriber to usage of a delivery format for telecommunications services made available by the Company or any of its Restricted Subsidiaries.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that no individual, other than a director of Parent or the Company or their respective Subsidiaries or an officer of Parent or the Company or their respective Subsidiaries with a policy making function, shall be deemed an Affiliate of the Company or any of its Subsidiaries solely by reason of such individual’s employment, position or responsibilities by or with respect to Parent, the Company or any of their respective Subsidiaries.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Bankruptcy Law” means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means (a) with respect to any Person that is a corporation, the board of directors of such Person or any duly authorized committee thereof and (b) as to any other Person, the functionally comparable body of such Person or any duly authorized committee thereof.

“Broker-Dealer” means any broker or dealer registered under the Exchange Act.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at the time any determination thereof is to be made shall be the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.

“Cash Equivalents” means:

(a)                                  United States dollars;

(b)                                 securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition;

(c)                                  certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million;

(d)                                 repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above;

(e)                                  commercial paper issued by any issuer bearing at least a “2” rating for any short term rating provided by Moody’s or S&P, respectively, and maturing within two hundred seventy (270) days of the date of acquisition;

(f)                                    variable or fixed rate notes issued by any issuer rated at least AA by S&P (or the equivalent thereof) or at least Aa2 by Moody’s (or the equivalent thereof) and maturing within one (1) year of the date of acquisition; and

(g)                                 money market funds offered by any domestic commercial or investment bank having capital and surplus in excess of $500.0 million at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (g) of this definition.

“Change of Control” means the occurrence of one or more of the following events:

(a)                                  the ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the Commission thereunder as in effect on the Issue Date) other than one or more Permitted Holders of Equity Interests representing more than 50% (on a fully diluted basis) of the total voting power represented by the issued and outstanding Equity Interests of the Company then entitled to vote in the election of the Board of Directors of the Company; or

(b)                                 at any time, the occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Company by persons who were neither (i) nominated by the Board of Directors of the Company with the affirmative vote of a majority of the members of said Board of Directors at the time of such nomination or election nor (ii) appointed by directors so nominated or elected or appointed by Permitted Holders.

The formation, by merger or otherwise, of a parent entity of the Company shall not constitute a Change of Control if more than 50% of the Equity Interests of the Company held by such parent entity are deemed beneficially owned by the Permitted Holders pursuant to Rules 13d-3 and 13d-5 under the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.

“Commission” means the Securities and Exchange Commission.

“Communications Act” means the Communications Act of 1934, as amended.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss) and excluding any unusual gain (but not loss) relating to recovery of insurance proceeds on satellites, together with any related provision for taxes on such unusual gain (but not loss), plus, to the extent deducted in computing Consolidated Net Income:

(a)                                  provision for taxes based on income or profits;

(b)                                 Consolidated Interest Expense;

(c)                                  Consolidated Non-Cash Charges of such Person for such period; and

(d)                                 any extraordinary loss and any net loss realized in connection with any Asset Sale,

in each case, on a consolidated basis determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, consolidated interest expense of such Person for such period, whether paid or accrued, including amortization of original issue discount and deferred financing costs, noncash interest payments and the interest component of Capital Lease Obligations, on a consolidated basis determined in accordance with GAAP; provided, however, that with respect to the calculation of the consolidated interest expense of the Company, the interest expense of Unrestricted Subsidiaries shall be excluded.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that:

(a)                                  the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person, in the case of a gain, or to the extent of any contributions or other payments by the referent Person, in the case of a loss;

(b)                                 the Net Income of any Person that is a Subsidiary that is not a Wholly Owned Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person;

(c)                                  the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

(d)                                 the Net Income of any Subsidiary of such Person that is not a Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or government regulation to which it is subject; and

(e)                                  the cumulative effect of a change in accounting principles shall be excluded.

“Consolidated Net Worth” means, with respect to any Person, the sum of:  (a) the owners’ equity of such Person; plus (b) the amount reported on such Person’s most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less:  (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person; and (ii) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined on a consolidated basis in accordance with GAAP.

“Consolidated Non-Cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization, impairment, compensation, rent, other non-cash expenses and write-offs and write-downs of assets of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP, but excluding (i) any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period and (ii) the non-cash impact of recording the change in fair value of any embedded derivatives under Statement of Financial Accounting Standards No. 133 and related interpretations as a result of the terms of any agreement or instrument to which such Consolidated Non-Cash Charges relate.

“Corporate Trust Office of the Trustee” means the principal office of the Trustee at which any time its corporate trust business shall be administered, which office at the date hereof is located at 700 South Flower Street, Suite 500, Los Angeles, CA 90017, Attention:  Corporate Unit, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means The Depository Trust Company and any and all successors thereto appointed as depositary hereunder and having become such pursuant to an applicable provision hereof.

“DIRECTV Group” means The DIRECTV Group, Inc., a Delaware corporation, and its successors.

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holders thereof, in whole or in part, on or prior to the date on which the Notes mature; provided, however, that any such Capital Stock may require the issuer of such Capital Stock to make an offer to purchase such Capital Stock upon the occurrence of certain events if the terms of such Capital Stock provide that such an offer may not be satisfied and the purchase of such Capital Stock may not be consummated until the 91st day after the Notes have been paid in full.

“Domestic Subsidiaries” shall mean all Subsidiaries incorporated, formed or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Eligible Institution” means a commercial banking institution that has combined capital and surplus of not less than $500.0 million or its equivalent in foreign currency, whose debt is rated by at least two nationally recognized statistical rating organizations in one of each such organization’s four highest generic rating categories at the time as of which any investment or rollover therein is made.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof or pursuant to a registered exchange offer for Notes with a Private Placement Legend issued after the Issue Date.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Existing Indebtedness” means any Indebtedness (other than the Notes and the Guarantees) of the Company and its Subsidiaries in existence on the Issue Date after giving effect to the use of proceeds from the offering contemplated by the Offering Memorandum until such amounts are repaid.

“Existing Notes” means the 2013 Notes and the 2015 Notes.

“Existing Satellites” means the following satellites:  DIRECTV 1, DIRECTV 1R, DIRECTV 4S, DIRECTV 5, DIRECTV 7S, DIRECTV 8, DIRECTV 9S, DIRECTV 10, DIRECTV 11, Spaceway 1 and Spaceway 2.

“FCC” means Federal Communications Commission.

“Financing Subsidiary” means a Subsidiary of the Company:

(1)                                  that is formed solely for the purpose of, and that engages in no activities other than activities in connection with, financing the acquisition of customer premise and receiving equipment (including delivery and installation costs) by such Subsidiary’s or the Company’s retail customers;

(2)                                  that is designated by the Company as a Financing Subsidiary;

(3)                                  no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (a) is at any time guaranteed by the Company or any Restricted Subsidiary, (b) is at any time recourse to or obligates the Company or any Restricted Subsidiary in any way or (c) subjects any asset of the Company or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof;

(4)                                  with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than contracts, agreements, arrangements and understandings entered into in the ordinary course of business on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from persons that are not the Company’s Affiliates; and

(5)                                  with respect to which neither the Company nor any Restricted Subsidiary has any obligation (a) to subscribe for additional shares of Capital Stock therein or make any additional capital contribution or similar payment or transfer thereto or (b) to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.

“Foreign Currency Obligations” means, with respect to any Person, the obligations of such Person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions hereof shall utilize GAAP as in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.01 hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01 or 2.06 hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Guarantee” means a guarantee by a Guarantor of the Notes.

“Guarantor” means any Restricted Subsidiary of the Company that guarantees the Notes and its successors and assigns.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements designed to protect such Person against fluctuations in interest rates.

“Holder” means a Person in whose name a Note is registered.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations or Foreign Currency Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations or Foreign Currency Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Equity Interests (but excluding, in each case, any accrued dividends) as well as the guarantee of items that would be included within this definition.

“Indebtedness to Cash Flow Ratio” means, with respect to any Person, the ratio of: (a) (i) the Indebtedness of such Person and its Subsidiaries (or, if such Person is the Company, of the Company and its Restricted Subsidiaries) as of the end of the most recently ended fiscal quarter, plus (ii) the amount of any Indebtedness incurred (and minus the amount of any Indebtedness repaid) subsequent to the end of such fiscal quarter; provided, however, that if such Indebtedness under this clause (ii) constitutes Indebtedness under a revolving credit facility, then the amount of increase or reduction shall be determined by comparison to the amount determined under clause (I) below; to (b) such Person’s Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the event for which such calculation is being made shall occur (the “Measurement Period”); provided, however, that:  (I) in making such computation, Indebtedness shall include the average daily balance outstanding under any revolving credit facility during the most recently ended fiscal quarter and (II) if such Person or any of its Subsidiaries (or, if such Person is the Company, any of its Restricted Subsidiaries) consummates an acquisition or an Asset Sale or other disposition of assets subsequent to the commencement of the Measurement Period but prior to the event for which the calculation of the Indebtedness to Cash Flow Ratio is made, then the Indebtedness to Cash Flow Ratio shall be calculated giving pro forma effect to such acquisition or Asset Sale or other disposition of assets, including giving effect to Pro Forma Cost Savings, as if the same had occurred at the beginning of the applicable period.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means a Person or entity which, in the judgment of the Board of Directors of the Company, is independent and otherwise qualified to perform the task for which it is to be engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $1.5 billion in aggregate principal amount of the Issuers’ 7.625% Senior Notes due 2016 of the Issuers issued under this Indenture on the Issue Date.

“Initial Purchasers” means, with respect to the Initial Notes, Banc of America Securities LLC and Credit Suisse First Boston LLC.

“Investment Grade” designates a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such ratings by S&P or Moody’s.  In the event that the Company shall select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Issue Date” means May 14, 2008, the date of original issuance of the Initial Notes.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Liberty Group” means (a) Liberty Media Corporation, a Delaware corporation, and any of its successors and Affiliates, (b) Greenlady Corporation, a Delaware corporation, and Greenlady II, LLC, a Delaware limited liability company and their respective subsidiaries and (c) (i) John C. Malone and any executor, administrator, guardian, conservator or similar legal representative thereof, (ii) any member of the immediate family of John C. Malone, (iii) any person directly or indirectly controlled by one or more of the members of the Malone family described above (a “Controlled Person”), and (iv) any Person acting as agent for any Person described in clauses (i) through (iii) hereof; provided that a trust and the trustees of such trust shall be deemed to be controlled by any one or more members of the Malone family if a majority of the trustees of such trust are members of the Malone family or may be removed or replaced by any one or more of the members of the Malone family and/or Controlled Persons.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

“Make Whole Amount” means, with respect to any Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess, if any, of (A) an amount equal to the present value of (1) the redemption price of such Note at May 15, 2012 plus (2) the remaining scheduled interest payments on the Notes to be redeemed (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) to May 15, 2012 (other than interest accrued to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of the Notes to be redeemed.

“Marketable Securities” means:  (a) Government Securities; (b) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (c) commercial paper maturing not more than 365 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating by at least two nationally recognized statistical rating organizations in one of each such organization’s four highest generic rating categories at the time as of which any investment therein is made, issued or offered by an Eligible Institution; (d) any bankers’ acceptances or money market deposit accounts issued or offered by an Eligible Institution; and (e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries, as the case may be, in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.  Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by the Company or any Restricted Subsidiary to cash.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means the Initial Notes, the Exchange Notes and any other notes issued after the Issue Date in accordance with the fourth paragraph of Section 2.02 hereof treated as a single class of securities.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the Offering Memorandum, dated May 7, 2008, relating to and used in connection with the initial offering of the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice President of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

“Officers’ Certificate” means a certificate signed on behalf of the Company or DIRECTV Financing, as the case may be, by two Officers of such Person or of such Person’s partner or managing member, one of whom must be the principal executive officer, principal financial officer, treasurer or principal accounting officer of such Person or of such Person’s partner or managing member.

“Opinion of Counsel” means an opinion from legal counsel, who may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Parent” means DIRECTV Group and its successors, in each case together with each Subsidiary of Parent that beneficially owns any Equity Interests of the Company.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Business” means any of developing, owning, engaging in and dealing with all or any part of the business of domestic and international media, entertainment, electronics, communications, voice, data and network services and reasonably related extensions thereof, including but not limited to the purchase, ownership, operation, leasing and selling of, and generally dealing in or with, one or more communications satellites and the transponders thereon, and communications uplink centers and related terrestrial infrastructure, the acquisition, transmission, broadcast, production and other provision of programming relating thereto and the manufacturing, distribution and financing of equipment (including consumer electronic equipment) relating thereto.

“Permitted Holder” means each of (a) Liberty Group, (b) Parent and (c) any other Person, directly or indirectly, controlled by any of the foregoing.

“Permitted Investments” means:

(a)                                  Investments in the Company or in a Restricted Subsidiary;

(b)                                 Investments in Cash Equivalents and Marketable Securities;

(c)                                  any guarantee permitted by Section 4.09 hereof;

(d)                                 Investments by the Company or any of its Subsidiaries in a Person if, as a result of such Investment:  (i) such Person becomes a Wholly Owned Restricted Subsidiary and becomes a Guarantor; provided that to the extent such Person is subject to any instrument governing Acquired Debt, as in effect at the time of acquisition thereof, that prohibits such Person from issuing a Guarantee, such Person shall not be required to become a Guarantor to satisfy the requirements of this clause (d)(i), or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary that is a Guarantor; provided that if at any time a Restricted Subsidiary shall cease to be a Subsidiary of the Company, the Company shall be deemed to have made a Restricted Investment in the amount of the Company’s remaining investment, if any, in such former Subsidiary;

(e)                                  Investments in stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Restricted Subsidiaries or in satisfaction of judgments;

(f)                                    loans and advances to subscribers or distributors of the Company’s products in the ordinary course of business;

(g)                                 Investments in stock, obligations or securities received in lieu of fees for launching programming channels in the ordinary course of business;

(h)                                 Investments in any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

(i)                                     loans or advances or other similar transactions with suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business;

(j)                                     Investments in Permitted Joint Ventures in an amount not to exceed $500.0 million outstanding at any time for all such Investments made after the Issue Date; and

(k)                                  any Investment by the Company or any Restricted Subsidiary in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction, so long as any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note or an Investment in Capital Stock.

“Permitted Joint Ventures” means any Person, other than an individual or a Subsidiary of the Company, (i) in which the Company or a Restricted Subsidiary of the Company holds or acquires an ownership interest (whether by way of Capital Stock or otherwise) and (ii) which is engaged in or intends to pursue a Permitted Business.

“Permitted Liens” means:

(a)                                  Liens securing the Notes and Liens securing any Guarantee;

(b)                                 Liens securing any Indebtedness (and other Obligations arising under the documentation governing such Indebtedness) permitted by Section 4.09 hereof; provided that any such Lien, taken together with all other Liens incurred in reliance on this clause (b), shall not secure Indebtedness in a principal amount at the time such Lien is incurred exceeding the greater of (x) the product of 4.5 times the Trailing Cash Flow Amount at such time and (y) the sum of the amount of Indebtedness permitted by clauses (3) and (12) of Section 4.09(b) hereof;

(c)                                  Liens securing Purchase Money Indebtedness; provided that such Indebtedness was permitted to be incurred by the terms hereof and such Liens do not extend to any assets of the Company or its Restricted Subsidiaries other than the assets so acquired;

(d)                                 Liens securing Indebtedness the proceeds of which are used to develop, construct or launch any satellites other than the Existing Satellites; provided that such Indebtedness was permitted to be incurred by the terms of this Indenture and such Liens do not extend to any assets of the Company or its Restricted Subsidiaries other than such satellites being developed, constructed, launched or insured, and to the related licenses, permits and construction, launch and TT&C contracts;

(e)                                  Liens on orbital slots, licenses and other assets and rights of the Company; provided that such orbital slots, licenses and other assets and rights relate solely to the satellites referred to in clause (d) of this definition;

(f)                                    Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation, other than in the ordinary course of business;

(g)                                 Liens on property of an Unrestricted Subsidiary at the time that it is designated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; provided that such Liens were not incurred in connection with, or contemplation of, such designation;

(h)                                 Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Company or any of its Restricted Subsidiaries other than the property so acquired;

(i)                                     Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor;

(j)                                     Liens existing on the Issue Date;

(k)                                  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(l)                                     Liens securing Indebtedness permitted under Section 4.09(b)(11); provided that such Liens shall not extend to assets other than the assets that secure such Indebtedness being refinanced;

(m)                               any interest or title of a lessor under any Capital Lease Obligations; provided that such Capital Lease Obligation is permitted under the other provisions of this Indenture;

(n)                                 Liens on the Capital Stock of a Receivables Subsidiary and accounts receivable and related assets described in the definition of Qualified Receivables Transaction, in each case, incurred in connection with a Qualified Receivables Transaction;

(o)                                 Liens (other than Liens created or imposed under ERISA) incurred or deposits made by the Company or any of its Restricted Subsidiaries in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(p)                                 easements, rights-of-way, covenants, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes;

(q)                                 licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Company or its Restricted Subsidiaries;

(r)                                    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens deemed to exist in connection with Investments in repurchase agreements that constitute Permitted Investments;

(s)                                  normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(t)                                    Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(u)                                 Liens in favor of or by a Financing Subsidiary on the Capital Stock of such Financing Subsidiary or the customer premise and receiving equipment, accounts receivables and related assets associated with such equipment;

(v)                                 Liens not provided for in clauses (a) through (u) above securing Indebtedness incurred in compliance with the terms hereof so long as the Notes are secured by the assets subject to such Liens on an equal and ratable basis or on a basis prior to such Liens; provided that to the extent that such Lien secured Indebtedness that is subordinated to the Notes, such Lien shall be subordinated to and be later in priority than the Notes on the same basis; and

(w)                               extensions, renewals or refundings of any Liens referred to in clauses (a) through (u) above; provided that any such extension, renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended, renewed or refinanced.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

“Preferred Equity Interest” in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

 “Private Placement Legend” means the legend set forth in Section 2.01 hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions hereof.

“Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and related adjustments that (i) were directly attributable to an acquisition, merger, consolidation or disposition that occurred during the four-quarter reference period or subsequent to the four-quarter reference period and on or prior to the date of determination and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of the Issue Date, (ii) were actually implemented by the business that was the subject of any such acquisition, merger, consolidation or disposition within 12 months after the date of the acquisition, merger, consolidation or disposition and prior to the date of determination that are supportable and quantifiable by the underlying accounting records of such business or (iii) relate to the business that is the subject of any such acquisition, merger, consolidation or disposition and that the Company reasonably determines are probable based upon specifically identifiable actions to be taken within 12 months of the date of the acquisition, merger, consolidation or disposition and, in the case of each of (i), (ii) and (iii), are described, as provided below, in an Officers’ Certificate, as if all such reductions in costs had been effected as of the beginning of such period.  Pro Forma Cost Savings described above shall be accompanied by an Officers’ Certificate delivered to the Trustee from the chief financial officer of the Company that outlines the actions taken or to be taken, the net cost savings achieved or to be achieved from such actions and that, in the case of clause (iii) above, such savings have been determined to be probable.

“Purchase Money Indebtedness” means (i) Indebtedness incurred (within 365 days of such purchase) to finance the purchase of any assets (including the purchase of Equity Interests of Persons that are not Affiliates of the Company or the Guarantors):  (a) to the extent the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets; and (b) so long as such Indebtedness is without recourse to the Company or any of its Restricted Subsidiaries or any of their respective assets, other than to the assets so purchased; or (ii) Indebtedness which refinances Indebtedness referred to in clause (i) of this definition; provided that such refinancing satisfies subclauses (a) and (b) of such clause (i).

“Purchase Money Note” means a promissory note of a Receivable Subsidiary to the Company or any Restricted Subsidiary, which note must be repaid from cash available to the Receivable Subsidiary, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or such Restricted Subsidiary sells, conveys or otherwise transfers (including the grant of a backup security interest in the assets purported to be transferred for any such sale, conveyance or transfer) to (a) a Receivables Subsidiary or a Financing Subsidiary (in the case of a transfer by the Company or any of the Restricted Subsidiaries) or (b) any other Person (in the case of a transfer by a Receivables Subsidiary or a Financing Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with an accounts receivable financing transaction; provided such transaction is on market terms at the time the Company or such Restricted Subsidiary enters into such transaction.

“Rating Agencies” means:

(a)                                  S&P;

(b)                                 Moody’s; or

(c)                                  if S&P or Moody’s or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Rating Category” means:

(a)                                  with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories);

(b)                                 with respect to Moody’s, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and

(c)                                  the equivalent of any such category of S&P or Moody’s used by another Rating Agency.

In determining whether the rating of the Notes has decreased by one or more gradation, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“Rating Decline” shall be deemed to occur if, at the time of or in connection with the occurrence of a Change of Control, the rating of the Notes by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories), and such decrease is directly attributable, in whole or in part, to such Change of Control.

“Receivable Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Qualified Receivables Financing.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Subsidiary of the Company:

(1)                                  that is formed solely for the purpose of, and that engages in no activities other than activities in connection with, financing accounts receivable of the Company and/or its Restricted Subsidiaries;

(2)                                  that is designated by the Company as a Receivables Subsidiary and that has total assets at the time of such creation and designation with a book value of $10,000 or less;

(3)                                  no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (a) is at any time guaranteed by the Company or any Restricted Subsidiary (excluding guarantees of obligations (other than any guarantee of Indebtedness) pursuant to Standard Securitization Undertakings), (b) is at any time recourse to or obligates the Company or any Restricted Subsidiary in any way, other than pursuant to Standard

Securitization Undertakings or (c) subjects any asset of the Company or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings (such Indebtedness, “Non-Recourse Receivables Subsidiary Indebtedness”);

(4)                                  with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than contracts, agreements, arrangements and understandings entered into in the ordinary course of business on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from persons that are not the Company’s Affiliates in connection with a Qualified Receivables Transaction and fees payable in the ordinary course of business in connection with servicing accounts receivable in connection with such a Qualified Receivables Transaction; and

(5)                                  with respect to which neither the Company nor any Restricted Subsidiary has any obligation (a) to subscribe for additional shares of Capital Stock therein or make any additional capital contribution or similar payment or transfer thereto or (b) to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.

“Registration Rights Agreement” means the Registration Rights Agreement for the Initial Notes, dated as of May 14, 2008, by and among the Issuers, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” or “Restricted Subsidiaries” means any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof, other than Unrestricted Subsidiaries.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its subsidiaries.

 “Securities Act” means the Securities Act of 1933, as amended.

“Senior Secured Credit Facility” means any credit agreement to which the Company and/or one or more of its Restricted Subsidiaries is party from time to time including without limitation the credit agreement dated as of April 13, 2005 by and among the Company, as borrower, the lenders party thereto from time to time, Bank of America N.A., as administrative agent, and JPMorgan Chase Bank, N.A., as syndication agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring, whether in the bank or debt capital markets (or combination thereof) (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.09) or adding Subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date; provided, however, that neither a Receivables Subsidiary nor a Financing Subsidiary shall be considered to be a “Significant Subsidiary.”

“Specified Affiliate Payments” means, to the extent constituting a Restricted Payment, amounts paid by the Company to Parent or any other Person with which the Company is included in a consolidated tax return equal to the amount of federal, state and local income taxes payable in respect of the income of the Company and its Subsidiaries, including without limitation any payments made in accordance with tax allocation agreements between the Company and Parent in effect on the Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any Restricted Subsidiary which are reasonably customary in an accounts receivable or equipment lease financing securitization transaction, including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary or a Financing Subsidiary, it being understood that any Receivables Repurchase Obligation which is customary for off-balance sheet receivables financing shall be deemed to be a Standard Securitization Undertaking.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date hereof.

“Trailing Cash Flow Amount” means the Company’s Consolidated Cash Flow during the most recent four fiscal quarters for which financial statements are available; provided that Consolidated Cash Flow shall be calculated giving pro forma effect to any acquisitions or Asset Sales or other dispositions of assets, including any Pro Forma Cost Savings, as if the same had occurred at the beginning of the applicable period.

“Treasury Rate” means, at the time of computation, the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to May 15, 2012; provided, however, that if the period from the redemption date to May 15, 2012 is not equal to the constant maturity of a United States Treasury Security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to May 15, 2012 is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions hereof and thereafter means the successor serving hereunder.

“TT&C” means telemetry, tracking and control.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” or “Unrestricted Subsidiaries” means:  (A) RSG Resources Supply GmbH; (B) any Subsidiary designated as an Unrestricted Subsidiary in a resolution of the Company’s Board of Directors in accordance with the instructions set forth below; and (C) any Subsidiary of an Unrestricted Subsidiary.

The Company’s Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as:

(a)                                 no portion of the Indebtedness or any other obligation (contingent or otherwise) of which, immediately after such designation:  (i) is guaranteed by the Company or any other Subsidiary of the Company (other than another Unrestricted Subsidiary); (ii) is recourse to or obligates the Company or any other Subsidiary of the Company (other than another Unrestricted Subsidiary) in any way; or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company (other than another Unrestricted Subsidiary), directly or indirectly, contingently or otherwise, to satisfaction thereof;

(b)                                 with which neither the Company nor any other Subsidiary of the Company (other than another Unrestricted Subsidiary) has any contract, agreement, arrangement, understanding or is subject to an obligation of any kind, written or oral, other than on terms no less favorable to the Company or such other Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and

(c)                                  with which neither the Company nor any other Subsidiary of the Company (other than another Unrestricted Subsidiary) has any obligation:  (i) to subscribe for additional shares of Capital Stock or other equity interests therein; or (ii) to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve certain levels of operating results.

If at any time after the Issue Date the Company designates an additional Subsidiary as an Unrestricted Subsidiary, the Company will be deemed to have made a Restricted Investment in an amount equal to the fair market value (as determined in good faith by the Board of Directors of the Company evidenced by a resolution of the Board of Directors of the Company and set forth in an Officers’ Certificate delivered to the Trustee no later than ten Business Days following a request from the Trustee, which certificate shall cover the six months preceding the date of the request) of such Subsidiary.  An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if, at the time of such designation after giving pro forma effect thereto, no Default or Event of Default shall have occurred or be continuing.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) under the Securities Act.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” means a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary all of the outstanding voting stock (other than directors’ qualifying shares) of which is owned by such Person, directly or indirectly.

SECTION 1.02.                                                           Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Asset Sale”	4.10
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Company”	Preamble
“Covenant Defeasance”	8.04
“DTC”	2.01(b)
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Excess Proceeds Offer”	3.08(a)
“Global Note Legend	2.01(b)
“incur”	4.09
“Issuers”	Preamble
“Legal Defeasance”	8.03
“Offer Amount”	3.08(b)
“Offer Period”	3.08(b)
“Paying Agent”	2.03
“Payment Default”	6.01(e)
“Permitted Refinancing”	4.09(b)
“Private Placement Legend”	2.01(c)
“Purchase Date”	3.08(b)
“Refinancing Indebtedness”	4.09(b)(ii)
“Registrar”	2.03
“Restricted Payments”	4.07

SECTION 1.03.                                                           Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part hereof.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means each of the Issuers and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04.                                                           Rules of Construction.

Unless the context otherwise requires,

(1)               a term has the meaning assigned to it;

(2)               an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)               “or” is not exclusive;

(4)               words in the singular include the plural, and in the plural include the singular; and

(5)               provisions apply to successive events and transactions.

SECTION 1.05.                                                           Acts of Holders; Record Dates.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders shall be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose hereof and conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section 1.05.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such Person the execution thereof.  Where such execution is by a signer acting in a capacity other than such Person’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)                                  The Issuers may, in the circumstances permitted by the TIA, fix any date as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or take by Holders.  If not set by the Issuers prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 2.05 hereof) prior to such first solicitation or vote, as the case may be.  With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

ARTICLE 2

THE NOTES

SECTION 2.01.                                                           Form and Dating.

(a)                                 The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part hereof.  The Notes may have notations, legends or endorsements approved as to form by the Issuers, and required by law, stock exchange rule, agreements to which the Issuers are subject or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be issuable only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)                                 The Notes shall initially be issued in the form of one or more Global Notes and the Depository Trust Company (“DTC”), its nominees, and their respective successors, shall act as the Depositary with respect thereto.  Each Global Note shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions, and (iii) shall bear a legend (the “Global Note Legend”) substantially to the following effect:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

(c)                                  Except as permitted by Section 2.06(g) hereof, any Note not registered under the Securities Act shall bear the following legend (the “Private Placement Legend”) on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF IF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR, OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(D) UNDER THE SECURITIES ACT, AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO AN ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER”

AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

The Trustee must refuse to register any transfer of a Note bearing the Private Placement Legend that would violate the restrictions described in such legend.

SECTION 2.02.                                                           Form of Execution and Authentication.

An Officer shall sign the Notes for each Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $1.5 billion, (ii) pursuant to the Exchange Offer, Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes and (iii) subject to compliance with Section 4.09 hereof, one or more series of Notes for original issue after the Issue Date (such Notes to be substantially in the form of Exhibit A) in an unlimited amount (and if issued with a Private Placement Legend, the same principal amount of Exchange Notes in exchange therefor upon consummation of a registered exchange offer), in each case upon written orders of the Issuers in the form of an Officers’ Certificate, which Officers’ Certificate shall, in the case of any issuance pursuant to clause (iii) above, certify that such issuance is in compliance with Section 4.09 hereof.  In addition, each such Officers’ Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated, whether the Securities are to be Initial Notes, Exchange Notes or Notes issued under clause (iii) of the preceding sentence and the aggregate principal amount of Notes outstanding on the date of authentication, and shall further specify the amount of such Notes to be issued as a Global Note or Definitive Notes.  Such Notes shall initially be in the form of one or more Global Notes, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Notes to be issued, (ii) shall be registered in the name of the Depositary for such Global Note or Notes or its nominee and (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction.  All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Issuers or any Affiliate of the Issuers.

SECTION 2.03.                                                           Registrar and Paying Agent.

The Issuers shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the “Registrar”) and (ii) an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Issuers may appoint one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.  The Issuers may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note.  The Issuers shall notify the Trustee in writing and the Trustee shall notify the Holders of the Notes of the name and address of any Agent not a party to this Indenture.  The Issuers may act as Paying Agent, Registrar or co-registrar.  The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA.  The agreement shall implement the provisions hereof that relate to such Agent.  The Issuers shall notify the Trustee in writing of the name and address of any such Agent.  If the Issuers fail to maintain a Registrar or Paying Agent, or fail to give the foregoing notice, the Trustee shall act, at the written direction of the Issuers, as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

The Issuers initially appoint the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

SECTION 2.04.                                                           Paying Agent To Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Notes or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee in writing of any Default by the Issuers in making any such payment.  While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than an Issuer) shall have no further liability for the money delivered to the Trustee.  If an Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Notes all money held by them as Paying Agent.

SECTION 2.05.                                                           Lists of Holders of the Notes.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Notes and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Notes, including the aggregate principal amount of the Notes held by each thereof, and the Issuers shall otherwise comply with TIA § 312(a).

SECTION 2.06.                                                           Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  Beneficial interests in Global Notes will be exchanged by the Issuers for Definitive Notes, subject to any applicable laws, if (i) requested by a Holder of a beneficial ownership in the Global Notes or (ii) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary and a successor Depositary is not appointed by the Issuers within 90 days after the date of such written notice from the Depositary.  In any such case, the Issuers will notify the Trustee in writing that, upon surrender by the Direct Participants and Indirect Participants of their interest in such Global Note, Certificated Notes will be issued to each Person that such Direct Participants and Indirect Participants and DTC identify as being the beneficial owner of the related Notes.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06.  However, beneficial interests in a Global Note may be transferred and exchanged as provided in paragraph (b), (c) or (f) below.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions hereof and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth in this Indenture to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)                  Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, no transfer of beneficial interests in the Regulation S Global Note may be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) unless permitted by applicable law and made in compliance with subparagraphs (ii) and (iii) below.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this subparagraph (i) unless specifically stated above.

(ii)               All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to subparagraph (i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or, (B) (1) if Definitive Notes are at such time permitted to be issued pursuant to this Indenture, a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.  Upon consummation of an Exchange Offer by the Issuers in accordance with paragraph (f) below, the requirements of this subparagraph (ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to paragraph (h) below.

(iii)            Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of subparagraph (ii) above and the Registrar receives the following:

(A)                               if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof; and

(B)                                if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof.

(iv)                              Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of subparagraph (ii) above and

(A)                              such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Issuers;

(B)                                such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                                such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(y)                                 if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof, or

(z)                                   if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)                          Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)                    if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;

(B)                      if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

(C)                      if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

(D)                     if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

(E)                       if such beneficial interest is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

(F)                       if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to paragraph (h) below, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive

Note in the appropriate principal amount.  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this paragraph (c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this subparagraph (i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)                       Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if

(A)       such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Issuers;

(B)         such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)         such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)        the Registrar receives the following:

(y)                         if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; or

(z)                           if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof, and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

(iii)                    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in subparagraph (b)(ii) above, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to paragraph (h) below, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this subparagraph (c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this subparagraph (c)(iii) shall not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)                          Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                    if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;

(B)                      if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof; or

(C)                      if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(ii)                       Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if

(A)                    such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Issuers;

(B)                      such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                      such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                     the Registrar receives the following:

(y)                                           if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(c) thereof; or

(z)                                             if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this subparagraph (d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)                    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from an Unrestricted Definitive Note or a Restricted Definitive Note, as the case may be, to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes or Restricted Definitive Notes, as the case may be, so transferred.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this paragraph (e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this paragraph (e).

(i)                                     Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                              if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(B)                                if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

(C)                                if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including, if the Registrar so requests, a certification or Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act.

(ii)                                  Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if

(A)                              such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Issuers;

(B)                                any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                                any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(y)                                 if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or

(z)                                   if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)                               Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                                    Exchange Offer.  Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that make the certifications in the applicable Letters of Transmittal required by Section 2(a) of the Registration Rights Agreement, and accepted for exchange in an Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in an Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g)                                 Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions hereof.

(i)                                     Private Placement Legend.

(A)                              Except as permitted by subparagraph (B) below, each Global Note (other than an Unrestricted Global Note) and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the Private Placement Legend.

(B)                                Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)                                  Global Note Legend.  Each Global Note shall bear the Global Note Legend.

(h)                                 Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)                                     General Provisions Relating to Transfers and Exchanges.

(i)                                     To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuers’ order or at the Registrar’s request.

(ii)                                  No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.08 and 9.05 hereof).

(iii)                               The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)                              All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits hereof, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)                                 The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(vi)                              Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(vii)                           The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(viii)                        All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07.                                                                 Replacement Notes.

If any mutilated Note is surrendered to the Trustee, or the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon the written order of the Issuers signed by two Officers of each Issuer, shall authenticate a replacement Note if the Trustee’s requirements for replacements of Notes are met.  If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced.  The Issuers and the Trustee may charge for its expenses in replacing a Note.

Every replacement Note is a joint and several obligation of the Issuers.

SECTION 2.08.                                                                 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

Subject to Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers, a Subsidiary of the Issuers or an Affiliate of the Issuers holds the Note.

SECTION 2.09.                                                                 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, any Subsidiary of the Issuers or any Affiliate of the Issuers shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer knows to be so owned shall be so considered.  Notwithstanding the foregoing, Notes that are to be acquired by the Issuers, any Subsidiary of the Issuers or an Affiliate of the Issuers pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Issuers, a Subsidiary of the Issuers or an Affiliate of the Issuers until legal title to such Notes passes to the Issuers, such Subsidiary or such Affiliate, as the case may be.

SECTION 2.10.                                                                 Temporary Notes.

Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers and the Trustee consider appropriate for temporary Notes.  Without unreasonable delay, the Issuers shall prepare and the Trustee, upon receipt of the written order of the Issuers signed by two Officers of the Issuers, shall authenticate definitive Notes in exchange for temporary Notes.  Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.11.                                                                 Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of all canceled Notes in its customary manner (subject to the record retention requirement of the Exchange Act), unless the Issuers direct canceled Notes to be returned to them.  The Issuers may not issue new Notes to replace Notes that they have redeemed or paid or that have been delivered to the Trustee for cancellation.  All canceled Notes held by the Trustee shall be disposed of and certification of their disposal delivered to the Issuers upon their request therefor, unless by a written order, signed by two Officers of the Issuers, the Issuers shall direct that canceled Notes be returned to them.

SECTION 2.12.                                                           Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of the Notes on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes.  The Issuers shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date.  At least 15 days before the special record date, the Issuers (or the Trustee, in the name of and at the expense of the Issuers) shall mail to Holders of the Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.                                                           Record Date.

The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA § 316(c).

SECTION 2.14.                                                           CUSIP Number.

The Issuers in issuing the Notes may use a “CUSIP” number and, if they do so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.  The Issuers shall promptly notify the Trustee in writing of any change in the CUSIP number.

SECTION 2.15.                                                           Joint and Several Liability.

Except as otherwise expressly provided herein, the Issuers shall be jointly and severally liable for the performance of all obligations and covenants under this Indenture and the Notes.

ARTICLE 3

REDEMPTION

SECTION 3.01.                                                           Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee, at least 35 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers’ Certificate of the Issuers setting forth (i) the redemption date, (ii) the principal amount of Notes to be redeemed and (iii) the redemption price.  If the Issuers are required to make the redemption pursuant to Section 3.08 hereof, they shall furnish the Trustee, at least five but not more than ten Business Days before the applicable purchase date, an Officers’ Certificate of the Issuers setting forth (i) the purchase date, (ii) the principal amount of Notes offered to be purchased and (iii) the purchase price.

SECTION 3.02.                                                           Selection of Notes To Be Redeemed.

(a)                                 If less than all of the Notes are to be redeemed at any time in accordance with Section 3.07 hereof, the selection of Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or if the Notes are not so listed on a pro rata basis, or, in the case of a redemption other than as provided in Section 3.07(b) hereof, by lot or in accordance with any other method the Trustee deems fair and appropriate; provided that no Notes with a principal amount of $2,000 or less shall be redeemed in part.  In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

(b)                                 The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  Notes and portions of them selected shall be in amounts of $2,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.  Except as provided in the preceding sentence, provisions hereof that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.                                                           Notice of Redemption.

Subject to the provisions of Section 3.08 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed and shall state

(i)                          the redemption date;

(ii)                       the redemption price;

(iii)                    if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued in the name of the Holder thereof upon cancellation of the original Note;

(iv)                   the name and address of the Paying Agent;

(v)                      that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi)                   that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(vii)                the paragraph of the Notes and/or Section hereof pursuant to which the Notes called for redemption are being redeemed; and

(viii)             that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided that the Company shall have delivered to the Trustee, at least 35 days (unless a shorter period is acceptable to the Trustee) prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.                                                           Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become due and payable on the redemption date at the redemption price.

SECTION 3.05.                                                           Deposit of Redemption Price.

On or prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

On and after the redemption date, if the Company does not default in the payment of the redemption price, interest shall cease to accrue on the Notes or the portions of Notes called for redemption.  If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

SECTION 3.06.                                                           Notes Redeemed in Part.

Upon surrender and cancellation of a Note that is redeemed in part, the Issuers shall issue and the Trustee shall authenticate for the Holder of the Notes at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.                                                           Optional Redemption.

(a)                                 Except as provided in paragraphs (b) and (c) below, the Notes will not be redeemable at the Company’s option prior to May 15, 2012.  Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on May 15 of the years indicated below:

Year	Percentage
2012	103.813%
2013	101.906%
2014 and thereafter	100.000%

(b)                                 Notwithstanding the foregoing, at any time and from time to time prior to May 15, 2011, the Company may redeem up to 35% of the aggregate principal amount of the Notes outstanding at a redemption price equal to 107.625% of the principal amount thereof on the redemption date, together with accrued and unpaid interest to such redemption date, with the net cash proceeds of one or more public or private sales of the Company’s Equity Interests (other than Disqualified Stock) (including sales to or capital contributions from Parent, regardless of whether Parent obtains such funds from an offering of its Equity Interests, the incurrence of Indebtedness or otherwise), other than proceeds from a sale to the Company or any of its Subsidiaries or any employee benefit plan in which the Company or any of its Subsidiaries participates; provided that:  (i) at least 65% in aggregate principal amount of the Notes originally issued remain outstanding immediately after the occurrence of such redemption; and (ii) the sale of such Equity Interests is made in compliance with the terms hereof.

(c)                                  In addition, at any time and from time to time prior to May 15, 2012, the Company may redeem all or any portion of the Notes outstanding at a redemption price equal to (i) 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest to such redemption date, plus (ii) the Make Whole Amount.

SECTION 3.08.                                                           Excess Proceeds Offer.

(a)                                 When the cumulative amount of Excess Proceeds that have not been applied in accordance with Section 4.10 exceeds $100.0 million, the Company shall make an offer to all Holders of the Notes (an “Excess Proceeds Offer”) to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for the closing of such offer in accordance with the procedures set forth herein.  To the extent the Company or a Restricted Subsidiary is required under the terms of Indebtedness of the Company or such Restricted Subsidiary which is ranked equally with the Notes with any proceeds which constitute Excess Proceeds under this Indenture, the Company shall make a pro rata offer to the Holders of all other pari passu Indebtedness (including the Notes) with such proceeds.  If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders thereof exceeds the amount of such Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis.

(b)                                 The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the maximum principal amount of Notes that may be purchased with such Excess Proceeds (which maximum principal amount of Notes shall be the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Excess Proceeds Offer.

(c)                                  If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Excess Proceeds Offer.

(d)                                 Upon the commencement of any Excess Proceeds Offer, the Company shall send, by first class mail, a notice to each of the Holders of the Notes, with a copy to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Proceeds Offer.  The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

(i)                          that the Excess Proceeds Offer is being made pursuant to this Section 3.08 and the length of time the Excess Proceeds Offer shall remain open;

(ii)                       the Offer Amount, the purchase price and the Purchase Date;

(iii)                    that any Note not tendered or accepted for payment shall continue to accrue interest;

(iv)                   that any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Purchase Date;

(v)                      that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

(vi)                   that Holders shall be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is unconditionally withdrawing his election to have the Note purchased;

(vii)                that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased); and

(viii)             that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(e)                                  On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, or if less than the Offer Amount has been tendered, all Notes or portion thereof tendered, and deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.08.  The Company, Depositary or Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note, to such Holder equal in principal amount to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company shall publicly announce the results of the Excess Proceeds Offer on the Purchase Date.  To the extent that the aggregate principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the amount of such Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes in compliance with the provisions hereof.  Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be reset at zero.

(f)                                   Other than as specifically provided in this Section 3.08, any purchase pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

SECTION 4.01.                                                           Payment of Notes.

(a)                                 The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than either Issuer, holds as of 10:00 a.m. Eastern Time on the due date money deposited by or on behalf of the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

(b)                                 The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.                                                           Maintenance of Office or Agency.

(a)                                 The Issuers shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served.  The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b)                                 The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency for such purposes.  The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)                                  The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

SECTION 4.03.                                                           Reports.

(a)                                 Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Issuers shall furnish to the Holders of Notes all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the certified public accountants of the Issuers; provided, however, that to the extent such reports are filed with the Commission and publicly available, no additional copies need be provided to Holders of the Notes or the Trustee.  The Issuers shall also comply with the provisions of TIA §314(a).

(b)                                 The Issuers shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders of the Notes under this Section 4.03.

SECTION 4.04.                                                           Compliance Certificate.

(a)                                 The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate of the Issuers stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers and Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each such entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof, including, without limitation, a default in the performance or breach of Section 4.07, Section 4.09, Section 4.10 or Section 4.15 hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

(b)                                 The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default, or (ii) any default under any Indebtedness referred to in Section 6.01(f) or (g) hereof, an Officers’ Certificate of the Issuers specifying such Default, Event of Default or default and what action the Issuers or any of their Affiliates are taking or propose to take with respect thereto.

SECTION 4.05.                                                           Taxes.

The Issuers shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06.                                                           Stay, Extension and Usury Laws.

The Issuers covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance hereof; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.                                                           Limitation on Restricted Payments.

(a)                                 Neither the Company nor any of its Restricted Subsidiaries may, directly or indirectly:

(i)                          declare or pay any dividend or make any distribution on account of any Equity Interests of the Company other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company;

(ii)                       purchase, redeem or otherwise acquire or retire for value any Equity Interests of Parent, the Company or any of their respective Subsidiaries, other than any such Equity Interests owned by the Company or by any Wholly Owned Restricted Subsidiary;

(iii)                    declare or pay any dividend or make any distribution on account of any Equity Interests of any Restricted Subsidiary, other than:

(A)                               to the Company or any Wholly Owned Restricted Subsidiary; or

(B)                               to all Holders of any class or series of Equity Interests of such Restricted Subsidiary on a pro rata basis; provided that in the case of this clause (B), such dividends or distributions may not be in the form of Indebtedness or Disqualified Stock; or

(iv)                   make any Restricted Investment.

(all such prohibited payments and other actions set forth in clauses (i) through (iv) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1)                      no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)                      after giving effect to the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Indebtedness to Cash Flow Ratio of the Company would not have exceeded 8.0 to 1; and

(3)                      such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company after the Issue Date, is less than the sum of:

(A)                               the difference of:

(x)                                 cumulative Consolidated Cash Flow of the Company determined at the time of such Restricted Payment (or, in case such Consolidated Cash Flow shall be a deficit, minus 100% of such deficit); minus

(y)                                 120% of Consolidated Interest Expense of the Company,

each as determined for the period (taken as one accounting period) from March 31, 2008 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment; plus

(B)                               an amount equal to 100% of the aggregate net cash proceeds and the fair market value of any property or assets received by the Company either from capital contributions, or from the issue or sale (including an issue or sale to Parent or any of its Subsidiaries (other than the Company or any of the Company’s Subsidiaries)) of Equity Interests (other than Disqualified Stock) of the Company (other than Equity Interests sold to any of the Company’s Subsidiaries), since March 31, 2008; plus

(C)                               if any Unrestricted Subsidiary is designated by the Company as a Restricted Subsidiary, an amount equal to the fair market value of the net Investment by the Company or a Restricted Subsidiary in such Subsidiary at the time of such designation; provided, however, that the foregoing amount shall not exceed the amount of the Investments made by the Company or any Restricted Subsidiary in any such Unrestricted Subsidiary since March 31, 2008; plus

(D)                               100% of any cash dividends and other cash distributions received by the Company and its Restricted Subsidiaries from an Unrestricted Subsidiary since March 31, 2008 to the extent not included in Consolidated Cash Flow; plus

(E)                                to the extent not included in clauses (A) through (D) above, an amount equal to the net reduction in Investments of the Company and its Restricted Subsidiaries since March 31, 2008 resulting from payments in cash of interest on Indebtedness, dividends, or repayment of loans or advances, or other transfers of property, in each case, to the Company or to a Wholly Owned Restricted Subsidiary or from the net cash proceeds from the sale, conveyance or other disposition of any such Investment; provided, however, that the foregoing amount shall not exceed, with respect to any Person in whom such Investment was made, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person which were included in computations made pursuant to this clause (3); plus

(F)                                 the amount available as of March 31, 2008 under Section 4.07(a)(3) of the indenture governing the 2013 Notes.

Notwithstanding the foregoing clause (3), the Company may make any Restricted Payment if after giving effect to the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Company’s Indebtedness to Cash Flow Ratio as of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment would not have exceeded 4.5 to 1.

(b)                                 The foregoing provisions will not prohibit the following (provided that with respect to clauses (2), (4) and (5) below, no Default or Event of Default shall have occurred and be continuing):

(1)               the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions hereof;

(2)               the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net proceeds of the substantially concurrent capital contribution from Parent or from the substantially concurrent issue or sale (including to Parent) of, Equity Interests (other than Disqualified Stock) of the Company (other than Equity Interests issued or sold to any Subsidiary of the Company);

(3)               Investments in a Permitted Business in an amount equal to 100% of the aggregate net proceeds (whether or not in cash) received by the Company or any Restricted Subsidiary from capital contributions from Parent or from the substantially concurrent issue and sale (including to Parent or any of its Subsidiaries other than the Company and its Subsidiaries) of Equity Interests (other than Disqualified Stock) of the Company (other than Equity Interests issued or sold to the Company’s Subsidiaries) on or after the Issue Date to the extent such capital contributions are not included in the calculation of Consolidated Net Worth for purposes of clause (4) below; plus, to the extent not included in Consolidated Cash Flow, an amount equal to the net reduction in such Investments resulting from payments in cash of interest on Indebtedness, dividends, or repayment of loans or advances, or other transfers of property, in each case, to the Company or to a Restricted Subsidiary or from the net cash proceeds from the sale, conveyance, or other disposition of any such Investment; provided, however, that the foregoing amount shall not exceed, with respect to any Person in whom such Investment was made, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person pursuant to this clause (3);

(4)               Investments in a Permitted Business (other than payment of a dividend or distribution to Parent without consideration) so long as after giving effect to such Investment and all other Investments made in reliance on this clause (4), the aggregate amount of all Investments made in reliance on this clause (4) shall not exceed the greater of (x) $500.0 million and (y) 25% of the Company’s Consolidated Net Worth at the time of such Investment; provided, however, that solely for purposes of this clause (4), calculations of Consolidated Net Worth shall not include capital contributions received by the Company or any Wholly Owned Restricted Subsidiary and applied to make Investments pursuant to clause (3) above;

(5)               Investments made as a result of the receipt of non-cash proceeds from Asset Sales made in compliance with Section 4.10;

(6)               Specified Affiliate Payments;

(7)               purchases of receivables or other assets pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Transaction and the payment or distribution of Receivables Fees; and

(8)               Investments to fund the financing activity of a Financing Subsidiary in the ordinary course of its business in an amount not to exceed, as of the date of determination, the sum of (A) $100.0 million, plus (B) 50% of the aggregate cost to such Financing Subsidiary for customer premise and receiving equipment (including delivery and installation costs) purchased by such Financing Subsidiary and leased by such Financing Subsidiary to retail customers in excess of 100,000 units.

(c)                                  Restricted Payments made pursuant to the second paragraph of clause (a) and paragraphs (b)(1), (2) and (3) (but as to clauses (2) and (3) only to the extent that net proceeds received by the Company as set forth therein were included in the computations made in paragraph (a)(3)(B)) shall be included as Restricted Payments in any computation made pursuant to paragraph (a)(3).  Restricted Payments made pursuant to paragraphs (b)(2), (3), (4), (5), (6), (7) and (8) (but as to clauses (2) and (3) only to the extent that net proceeds received by the Company as set forth therein were not included in the computations made in paragraph (a)(3)(B)) shall not be included as Restricted Payments in any computation made pursuant to paragraph (a)(3).

If the Company or any Restricted Subsidiary makes an Investment that was included in computations made pursuant to this Section 4.07 and the Person in which such Investment was made subsequently becomes a Restricted Subsidiary, to the extent such Investment resulted in a reduction in the amounts calculated under paragraph (a)(3) or under any other provision of this Section 4.07, then such amount shall be increased by the amount of such reduction.

SECTION 4.08.                                                           Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a)                                 pay dividends or make any other distribution to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Subsidiaries;

(b)                                 make loans or advances to the Company or any of its Subsidiaries; or

(c)                                  transfer any of its properties or assets to the Company or any of the Company’s Subsidiaries;

except for such encumbrances or restrictions existing under or by reason of:

(i)                          Existing Indebtedness and existing agreements as in effect on the Issue Date;

(ii)                       applicable law or regulation;

(iii)                    any instrument governing Acquired Debt as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(iv)                   by reason of customary nonassignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(v)                      Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

(vi)                   this Indenture and the Notes (and any Exchange Notes issued in exchange therefor);

(vii)                the Senior Secured Credit Facility;

(viii)             Permitted Liens;

(ix)          any agreement for the sale of any Subsidiary or its assets that restricts distributions by that Subsidiary pending its sale; provided that during the entire period in which such encumbrance or restriction is effective, such sale (together with any other sales pending) would be permitted under the terms of this Indenture;

(x)           secured Indebtedness otherwise permitted to be incurred by this Indenture that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(xi)          customary provisions in joint venture agreements and other similar agreements;

(xii)         purchase money obligations for property acquired and Capital Lease Obligations in the ordinary course of business that impose restrictions of the type described in Section 4.08(c) on the property so acquired;

(xiii)        Non-Recourse Receivables Subsidiary Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Subsidiary or the receivables and related assets described in the definition of Qualified Receivables Transaction which are subject to such Qualified Receivables Transaction; or

(xiv)        any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xiii) of Section 4.08(c); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the Company’s good faith judgment, no more restrictive as a whole with respect to such encumbrances and restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 4.09.                                                      Limitation on Incurrence of Indebtedness.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt); provided, however, that, notwithstanding the foregoing, the Company, DIRECTV Financing and any Guarantor may incur Indebtedness (including Acquired Debt), if, after giving effect to the incurrence of such Indebtedness and the application of the net proceeds thereof on a pro forma basis, either (a) the Company’s Indebtedness to Cash Flow Ratio would not have exceeded 8.0 to 1 or (b) the aggregate amount of the Company’s Indebtedness and that of the Guarantors would not exceed $1,000 per subscriber.

(b)           The foregoing limitation will not apply to any of the following incurrences of Indebtedness:

(1)           Indebtedness represented by the Notes (and any Exchange Notes issued in exchange therefor) and the Guarantees in an aggregate principal amount not to exceed $1.5 billion;

(2)           the incurrence by the Company, DIRECTV Financing or any Guarantor of Acquired Subscriber Debt of up to $1,750 per Acquired Subscriber;

(3)           Indebtedness of the Company, DIRECTV Financing or any Guarantor under the Senior Secured Credit Facility in an aggregate principal amount of up to $2.5 billion at any one time outstanding;

(4)           Indebtedness among the Company and its Restricted Subsidiaries; provided that in order to be subject to this clause (4), any such Indebtedness owed by the Company or a Guarantor to any Restricted Subsidiary that is not a Guarantor, shall be subordinated to the prior payment in full of the Notes and the Guarantees, as applicable;

(5)           Acquired Debt (A) of a Person incurred prior to the date upon which such Person was acquired by the Company or any Restricted Subsidiary; provided that after giving pro forma effect to such acquisition and incurrence of Acquired Debt the Company’s Indebtedness to Cash Flow Ratio would not have exceeded 8.0 to 1; or (B) owed to the Company or any of its Restricted Subsidiaries;

(6)           Existing Indebtedness;

(7)           the incurrence of Purchase Money Indebtedness by the Company or any Restricted Subsidiary in an amount not to exceed the cost of (A) construction, acquisition or improvement of assets used in a Permitted Business and (B) any launch costs and insurance premiums related to such assets;

(8)           Hedging Obligations of the Company or any of its Restricted Subsidiaries covering Indebtedness of the Company or such Restricted Subsidiary; provided, however, that such Hedging Obligations are entered into for purposes of managing interest rate exposure of the Company and its Restricted Subsidiaries on Existing Indebtedness or other Indebtedness incurred in accordance with this Indenture and not for speculative purposes;

(9)           Foreign Currency Obligations of the Company or any of its Restricted Subsidiaries entered into to manage exposure of the Company and its Restricted Subsidiaries to fluctuations in currency values and not for speculative purposes;

(10)         Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance bonds or letters of credit of the Company or any Restricted Subsidiary or surety bonds provided by the Company or any Restricted Subsidiary incurred in the ordinary course of business and on ordinary business terms in connection with a Permitted Business;

(11)         the incurrence by the Company, DIRECTV Financing or any Guarantor of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund in whole or in part, Indebtedness referred to in paragraph (a) of this Section 4.09 or in clauses (b)(1), (2), (5), (6) or (7) (“Refinancing Indebtedness”); provided, however, that:

(A)          the principal amount of such Refinancing Indebtedness shall not exceed the principal amount and accrued interest of the Indebtedness so exchanged, extended, refinanced, renewed, replaced, substituted or refunded and any premiums payable and reasonable fees, expenses, commissions and costs in connection therewith;

(B)          the Refinancing Indebtedness shall have a final maturity equal to or later than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity, respectively, of the In debtedness being exchanged, extended, refinanced, renewed, replaced, substituted or refunded; and

(C)          the Refinancing Indebtedness shall be subordinated in right of payment to the Notes and the Guarantees, if at all, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being exchanged, extended, refinanced, renewed, replaced, substituted or refunded (a “Permitted Refinancing”);

(12)         additional Indebtedness in an aggregate principal amount of up to $500.0 million at any one time outstanding (which amount may, but need not be, incurred in whole or in part under the Senior Secured Credit Facility);

(13)         the guarantee by the Company or any Guarantor of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.09; and

(14)         Non-Recourse Receivables Subsidiary Indebtedness (as defined in the definition of “Receivables Subsidiary”) incurred by any Receivables Subsidiary in a Qualified Receivables Transaction.

(c)           For purposes of determining compliance with this Section 4.09, (1) the outstanding principal amount of any item of Indebtedness shall be counted only once, and any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness incurred in compliance with this Section 4.09 shall be disregarded, and (2) if an item of Indebtedness meets the criteria of more than one of the categories described in clauses (b)(1) through (14) above or is permitted to be incurred pursuant to paragraph (a) of this Section 4.09 and also meets the criteria of one or more of the categories described in paragraphs (b)(1) through (14), the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.09 and may from time to time reclassify such item of Indebtedness in any manner in which such item could be incurred at the time of such reclassification; provided that Indebtedness outstanding under the Senior Secured Credit Facility on the Issue Date shall be deemed to be outstanding under paragraph (b)(3) and may not be reclassified.

(d)           Accrual of interest, the accretion of original issue discount and the payment of interest in the form of additional Indebtedness of the same class shall not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this Section 4.09.  Any increase in the amount of Indebtedness solely by reason of currency fluctuations shall not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this Section 4.09.  A change in GAAP that results in an obligation existing at the time of such change, not previously classified as Indebtedness, becoming Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this Section 4.09.

(e)           Notwithstanding the foregoing, the Company shall not, and shall not permit any Guarantor to, directly or indirectly, incur any Indebtedness that purports to be by its terms (or by the terms of any agreement or instrument governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such In debtedness is also by its terms (or by the terms of the agreement or instrument governing such Indebtedness) made expressly subordinated to the Notes or the Guarantee of such Guarantor, as applicable, to at least the same extent as such Indebtedness is subordinated to such other Indebtedness of the Company or such Guarantor, as applicable.  Indebtedness shall not be deemed to be subordinated solely by virtue of being unsecured.

SECTION 4.10.                                                      Limitation on Asset Sales.

If the Company or any Restricted Subsidiary, in a single transaction or a series of related transactions,

(a)           sells, leases (in a manner that has the effect of a disposition), conveys or otherwise disposes of any of the Company’s or any Restricted Subsidiary’s assets (including by way of a sale-and-leaseback transaction), other than:

(1)           sales or other dispositions of assets in the ordinary course of business;

(2)           sales or other dispositions to the Company or a Restricted Subsidiary by the Company or any Restricted Subsidiary;

(3)           sales or other dispositions of rights to construct or launch satellites;

(4)           any transfer or other disposition of accounts receivable and related assets (including contract rights) of the type specified in the definition of “Qualified Receivables Transaction” or a fractional undivided interest therein, by a Receivables Subsidiary in a Qualified Receivables Transaction; and

(5)           sales, conveyances or other dispositions of accounts receivable and related assets (including contract rights) of the type specified in the definition of “Qualified Receivables Transaction,” to a Receivables Subsidiary pursuant to a Qualified Receivables Transaction for the fair market value thereof;

provided that the sale, lease, conveyance or other disposition of all or substantially all of the Company’s assets shall be governed by the provisions of Section 5.01; or

(b)           issues or sells Equity Interests of any Restricted Subsidiary, in either case, which assets or Equity Interests: (1) have a fair market value in excess of $100.0 million (as determined in good faith by the Board of Directors of the Company evidenced by a resolution of the Board of Directors of the Company and set forth in an Officers’ Certificate delivered to the Trustee); or (2) are sold or otherwise disposed of for Net Proceeds in excess of $100.0 million (each of the foregoing, an “Asset Sale”), then:

(A)          the Company or such Restricted Subsidiary, as the case may be, must receive consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Board of Directors of the Company evidenced by a resolution of the Board of Directors of the Company and set forth in an Officers’ Certificate delivered to the Trustee not later than ten Business Days following a request from the Trustee, which certificate shall cover each Asset Sale made in the six months preceding the date of the request, as the case may be); and

(B)          at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, must be in the form of:

(x)           cash, Cash Equivalents or Marketable Securities;

(y)           any asset which is promptly (and in no event later than 180 days after the date of transfer to the Company or a Restricted Subsidiary) converted into cash; provided that to the extent that such conversion is at a price that is less than the fair market value (as determined above) of such asset at the time of the Asset Sale in which such asset was acquired, the Company shall be deemed to have made a Restricted Payment in the amount by which such fair market value exceeds the cash received upon conversion; and/or

(z)           properties and capital assets (including Capital Stock of an entity owning such property or assets so long as the receipt of such Capital Stock otherwise complies with Section 4.07 hereof (other than paragraph (b)(5) thereof)) to be used by the Company or any of its Restricted Subsidiaries in a Permitted Business;

provided, however, the amount of any liabilities (other than subordinated Indebtedness) of the Company or any Restricted Subsidiary that are assumed by or on behalf of the transferee in connection with an Asset Sale and from which the Company or such Restricted Subsidiary are unconditionally released shall be deemed to be cash for purposes of this clause (B).

The Net Proceeds from an Asset Sale shall be used only:  to acquire assets used in, or stock or other ownership interests in a Person that becomes a Restricted Subsidiary upon the acquisition and will be engaged primarily in, a Permitted Business or to prepay, repay or purchase indebtedness under the Senior Secured Credit Facility or other senior secured Indebtedness.  Any Net Proceeds from any Asset Sale that are not applied or invested (or committed pursuant to a written agreement to be applied) as provided in the preceding sentence within 365 days after the receipt thereof and, in the case of funds committed other than to purchase a satellite, any such funds which are not actually so applied within 270 days following such 365 day period shall constitute “Excess Proceeds” and shall be applied to an offer to purchase secured Indebtedness, Notes and other senior Indebtedness of the Company if and when required under Section 3.08.  Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce revolving indebtedness under a Senior Secured Credit Facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents.

SECTION 4.11.                                                      Limitation on Transactions with Affiliates.

The Company shall not and shall not permit any Restricted Subsidiary to, directly or indirectly, sell, lease, transfer or otherwise dispose of any of the Company’s or any Restricted Subsidiary’s properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (including any Unrestricted Subsidiary) (each of the foregoing, an “Affiliate Transaction”), unless:

(a)           such Affiliate Transaction is on terms that are no less favorable to the Company, taken as a whole, or such Restricted Subsidiary in any material respect than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(b)           if such Affiliate Transaction involves aggregate payments in excess of the greater of (A) $200.0 million or (B) 7.5% of Consolidated Net Worth, either (i) such Affiliate Transaction has been approved by a resolution of the majority of the disinterested members of the Company’s Board of Directors or (ii) if there are no disinterested directors on the Company’s Board of Directors, the Company or such Restricted Subsidiary has obtained the favorable opinion of an Independent Financial Advisor as to the fairness of such Affiliate Transaction to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, and the Company delivers to the Trustee no later than ten business days following a request from the Trustee such resolution (set forth in an Officers’ Certificate certifying that such Affiliate Transaction has been so approved and complies with clause (a) above) or such opinion;

provided, however, that the following shall, in each case, not be deemed Affiliate Transactions:

(i)            the payment of compensation to directors and management of Parent and its Subsidiaries;

(ii)           indemnification payments made to officers, directors, employees or agents of the Company or any of its Restricted Subsidiaries pursuant to charter, bylaw, statutory or contractual provisions;

(iii)          transactions between or among the Company and its Restricted Subsidiaries (other than any Restricted Subsidiary more than 10% of the Equity Interests of which are owned by the Company’s Affiliates (other than its Restricted Subsidiaries));

(iv)          Restricted Payments (other than Investments permitted by Section 4.07(b)(4)) permitted by Section 4.07 and Permitted Investments (other than transactions permitted by clauses (a) and (j) of the definition of “Permitted Investments”);

(v)           any transactions between the Company or any of its Restricted Subsidiaries and any Affiliate of the Company the Equity Interests of which Affiliate are owned solely by the Company or one of its Restricted Subsidiaries, on the one hand, and by Persons who are not Affiliates of the Company or its Restricted Subsidiaries, on the other hand;

(vi)          any agreements in effect on the Issue Date and any modifications, extensions or renewals thereof that are no less favorable to the Company or the applicable Restricted Subsidiary in any material respect than such agreement as in effect on the Issue Date;

(vii)         so long as it complies with clause (a) above, customary transactions with DIRECTV Group or any of its Subsidiaries or Affiliates or any other suppliers or purchasers or sellers of goods or services including, without limitation, entering into of programming agreements, subscription agreements, telecommunications services agreements, broadcast engineering services agreements, television advertising and intellectual property agreements;

(viii)        transactions with Liberty Group approved by a majority of the members of the audit committee of the board of directors of DIRECTV Group for so long as such members meet the independence requirements of the New York Stock Exchange or NASDAQ;

(ix)          transactions with Permitted Joint Ventures (other than any Permitted Joint Venture more than 10% of the Equity Interests of which are owned by an Affiliate of the Company (other than the Company’s Restricted Subsidiaries)); and

(x)           transactions effected as part of a Qualified Receivables Transaction.

SECTION 4.12.                                                      Limitation on Liens.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

SECTION 4.13.                                                      Additional Subsidiary Guarantees.

If (a) any of the Company’s Domestic Subsidiaries (other than a Financing Subsidiary or a Receivables Subsidiary) that is not a Guarantor guarantees or becomes otherwise obligated under the Senior Secured Credit Facility, other of the Company’s senior secured Indebtedness or the Existing Notes, or (b) the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary (other than a Financing Subsidiary or a Receivables Subsidiary) that is a Domestic

Subsidiary but not a Guarantor, or if the Company or any of its Subsidiaries shall organize, acquire or otherwise invest in another Restricted Subsidiary that is a Domestic Subsidiary (other than a Financing Subsidiary or a Receivables Subsidiary) having total assets with a fair market value in excess of the greater of (A) $50.0 million and (B) 5% of the Company’s Consolidated Net Worth, then in each case such guarantor, obligor, transferee or acquired or other Restricted Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuers’ obligations under the Notes and this Indenture on the terms set forth in this Indenture and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary.  Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes hereof; provided, however, that to the extent that a Restricted Subsidiary is subject to any instrument governing Acquired Debt, as in effect at the time of acquisition thereof, that prohibits such Restricted Subsidiary from issuing a Guarantee, such Restricted Subsidiary shall not be required to execute such a supplemental indenture until it is permitted to issue such Guarantee pursuant to the terms of such Acquired Debt; provided, further, however, that any Guarantee existing solely due to the requirement of clause (a) above shall be released upon the release of the guarantee or other obligation under the Senior Secured Credit Facility or such other senior secured Indebtedness.

SECTION 4.14.                                                      Organizational Existence.

Subject to Article 5 hereof and the proviso to this Section 4.14, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence as a limited liability company and, subject to Section 4.10 hereof, the corporate, limited liability company, partnership or other existence of any Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any Restricted Subsidiary and (ii) subject to Section 4.10 hereof, the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary (other than the corporate existence of DIRECTV Financing) if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15.                                                      Change of Control and Rating Decline.

Upon the occurrence of a Change of Control Triggering Event, the Company shall make an offer (a “Change of Control Offer”) to each Holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (in either case, the “Change of Control Payment”).  Within 30 days following any Change of Control Triggering Event, the Company shall mail a notice to each Holder stating:

(1)           that the Change of Control Offer is being made pursuant to this Section 4.15;

(2)           the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 45 days after the date such notice is mailed (the “Change of Control Payment Date”);

(3)           that any Notes not tendered will continue to accrue interest in accordance with the terms hereof;

(4)           that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)           that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is unconditionally withdrawing its election to have such Notes purchased;

(6)           that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof, and

(7)           any other information material to such Holder’s decision to tender Notes.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes required in the event of a Change of Control Triggering Event.

SECTION 4.16.                                                      [Intentionally Omitted]

SECTION 4.17.                                                      Limitation on Activities of DIRECTV Financing.

DIRECTV Financing may not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than the issuance of Equity Interests to the Company or any Wholly Owned Restricted Subsidiary of the Company, the Incurrence of Indebtedness as a co-obligor or guarantor of the Notes, the Exchange Notes, if any, the Senior Secured Credit Facility and any other Indebtedness that is permitted to be incurred by the Company under Section 4.09.  Neither the Company nor any Restricted Subsidiary shall engage in any transactions with DIRECTV Financing in violation of the immediately preceding sentence.

SECTION 4.18.                                                      Payments for Consent.

The Issuers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of a Note for or as an inducement to any consent, waiver or amendment of any of the terms or provisions hereof or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.19.                                                      Termination of Covenants.

From and after the first date on which the Notes are rated Investment Grade by both Rating Agencies and notwithstanding that the Notes may cease to be so rated thereafter, the following Sections shall no longer apply:

(1)                                               Section 3.08;

(2)                                               Section 4.07;

(3)                                               Section 4.09;

(4)                                               Section 4.10;

(5)                                               Section 4.11; and

(6)                                               clauses (d)(i) and (ii) of Section 5.01.

At such time Sections 3.08, 4.07, 4.09, 4.10, 4.11 and clauses (d)(i) and (ii) of Section 5.01 are terminated, the Company shall no longer be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary.

ARTICLE 5

SUCCESSORS

SECTION 5.01.                                                      Merger, Consolidation or Sale of Assets.

The Company shall not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:

(a)                                 the Company is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, limited partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(b)           the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under the Notes and this Indenture;

(c)           immediately after such transaction, no Default or Event of Default exists; and

(d)           the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made:

(i)           will have an Indebtedness to Cash Flow Ratio immediately after the transaction (but prior to any purchase accounting adjustments or accrual of deferred tax liabilities resulting from the transaction) not less than the Company’s Indebtedness to Cash Flow Ratio immediately preceding the transaction; or

(ii)          would, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Cash Flow Ratio set forth in Section 4.09(a).

SECTION 5.02.                                                            Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions hereof referring to the Company shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01.                                                            Events of Default.

Each of the following constitutes an “Event of Default”:

(a)           default for 30 days in the payment when due of interest or additional interest, if any, on the Notes;

(b)           default in the payment when due of principal of or premium, if any, on the Notes at maturity, upon repurchase, redemption or otherwise;

(c)           failure to comply with the provisions of Section 3.08, Section 4.15 or Section 5.01 hereof;

(d)           default under any other provision of this Indenture or the Notes, which default remains uncured for 60 days after notice from the Trustee or the Holders of at least 25% of the aggregate principal amount then outstanding of the Notes;

(e)           default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company and any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company and any of its Restricted Subsidiaries), other than Non-Recourse Receivables Subsidiary Indebtedness, which default is caused by a failure to pay the principal of such Indebtedness at the final stated maturity thereof within the grace period provided in such Indebtedness (a “Payment Default”), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $100 million or more;

(f)            default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company and any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Non-Recourse Receivables Subsidiary Indebtedness, which default results in the acceleration of such Indebtedness prior to its express maturity not rescinded or cured within 30 days after such acceleration, and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100 million or more;

(g)           failure by the Company and any of its Restricted Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating $100 million or more, which judgments are not stayed within 60 days after their entry other than judgments in respect of Non-Recourse Receivables Subsidiary Indebtedness;

(h)           any Guarantee of a Significant Subsidiary shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor that qualifies as a Significant Subsidiary, or any Person acting on behalf of any Guarantor that qualifies as a Significant Subsidiary, shall deny or disaffirm its obligations under its Guarantee;

(i)            the Company, DIRECTV Financing or any Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors; and

(j)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:  (i) is for relief against the Company, DIRECTV Financing or any Significant Subsidiary of the Company in an involuntary case; (ii) appoints a custodian of the Company, DIRECTV Financing or any Significant Subsidiary of the Company or for all or substantially all of the property of the Company, DIRECTV Financing or any Significant Subsidiary of the Company; or (iii) orders the liquidation of the Company, DIRECTV Financing or any Significant Subsidiary of the Company, and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02.                                                            Acceleration.

If an Event of Default (other than an Event of Default relating to an Issuer specified in paragraph (i) or (j) of Section 6.01 hereof) occurs and is continuing, the Trustee by notice to the Issuers or the Holders of at least 25% of the aggregate principal amount then outstanding of the Notes by written notice to the Issuers and the Trustee, may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default specified in paragraph (i) or (j) of Section 6.01 hereof with respect to an Issuer, all outstanding Notes shall become and be immediately due and payable without further action or notice.  Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders’ interest.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

All powers of the Trustee under this Indenture will be subject to applicable provisions of the Communications Act, including without limitation, the requirements of prior approval for de facto or de jure transfer of control or assignment of Title III licenses.

SECTION 6.03.                                                            Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes and this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

SECTION 6.04.                                                            Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of Notes then outstanding, by written notice to the Trustee, may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose hereof; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.                                                            Control by Majority.

Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with the law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06.                                                            Limitation on Suits.

A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if

(a)           the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b)           the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)           such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)           during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07.                                                            Rights of Holders of Notes To Receive Payment.

Notwithstanding any other provision hereof, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder of the Note.

SECTION 6.08.                                                            Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.                                                            Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), the Issuers’ creditors or the Issuers’ property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of a Note to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of the Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder of a Note thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

SECTION 6.10.                                                            Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third:  to the Issuers or to such party as a court of competent jurisdiction shall direct in writing.

The Trustee may fix a record date and payment date for any payment to Holders of Notes.

SECTION 6.11.                                                            Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes pursuant to this Article 6.

ARTICLE 7

TRUSTEE

SECTION 7.01.                                                            Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)           Except during the continuance of an Event of Default,

(i)            the duties of the Trustee shall be determined solely by the express provisions hereof and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements hereof.  However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements hereof.

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i)            this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)           Whether or not therein expressly so provided, every provision hereof that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)           No provision hereof shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holders of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.                                                            Rights of Trustee.

(a)           The Trustee may conclusively rely upon any document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate of the Issuers or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer shall be sufficient if signed by an Officer of such Issuer.

(f)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)           Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Issuers’ covenants in Article 4.  In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 4.01, 6.01(a) and 6.01(b) hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

(h)           Delivery of reports, information and documents to the Trustee under Section 4.03 hereof is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(j)            The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and

(k)           In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.03.                                                            Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee (if any of the Notes are registered pursuant to the Securities Act), or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.                                                            Trustee’s Disclaimer.

(a)           The Trustee shall not be responsible for and makes no representation as to the validity or adequacy hereof or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

(b)           The Trustee shall not be bound to make any investigation into facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document.

SECTION 7.05.                                                            Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06.                                                            Reports by Trustee to Holders of the Notes.

Within 60 days after each May 15 beginning with the May 15, 2009, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA § 313(b).  The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuers and filed with the Commission and each stock exchange on which any Notes are listed.  The Issuers shall promptly notify the Trustee in writing when any Notes are listed on any stock exchange or any delisting thereof.

SECTION 7.07.                                                            Compensation and Indemnity.

The Issuers shall pay to the Trustee from time to time reasonable compensation for its acceptance hereof and services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuers, jointly and severally, shall indemnify the Trustee against any and all losses, liabilities, claims, damages or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except any such loss, liability or expense as shall be determined to have been caused by the negligence, willful misconduct or bad faith of the Trustee.  The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder.  The Issuers shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel.  The Issuers need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

The obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge hereof.

To secure the Issuers’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge hereof.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.                                                            Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers and obtaining the prior written approval of the FCC, if so required by the Communications Act, including Section 310(d) and the rules and regulations promulgated thereunder.  The Holders of at least a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing.  The Issuers may remove the Trustee (subject to the prior written approval of the FCC, if required by the Communications Act, including Section 310(d), and the rules and regulations promulgated thereunder) if:

(a)           the Trustee fails to comply with Section 7.10 hereof;

(b)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           the Trustee is no longer in compliance with the foreign ownership provisions of Section 310 of the Communications Act and the rules and regulations promulgated thereunder.

(d)           a Custodian or public officer takes charge of the Trustee or its property; or

(e)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Issuers any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee after written request by any Holder of a Note who has been a Holder of a Note for at least six months fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders of the Notes.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

If a Trustee is removed without cause, all fees and expenses of the Trustee incurred in the administration of the trust or in the performance of the duties hereunder shall be paid to the Trustee.

SECTION 7.09.                                                            Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.                                                            Eligibility; Disqualification.

There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

SECTION 7.11.                                                            Preferential Collection of Claims Against Issuers.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.                                                            Termination of the Issuers’ Obligations.

(a)           The Issuers may terminate their Obligations as to all outstanding Notes, except those obligations referred to in paragraph (b) of this Section 8.01, when

(1)           either

(A)          all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(B)           all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)           the Company has paid or caused to be paid all other sums payable under this Indenture by the Company; and

(3)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge hereof have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of Officers of the Company.

(b)           Notwithstanding paragraph (a) of this Section 8.01, the Issuers’ obligations in Sections 2.03, 2.04, 2.05, 2.06, 7.07, 7.08, 8.07 and 8.08 hereof shall survive until the Notes are no longer outstanding pursuant to Section 2.08 hereof.  After the Notes are no longer outstanding, the Issuers’ obligations in Sections 7.07, 7.08, 8.07 and 8.08 hereof shall survive such satisfaction and discharge.

SECTION 8.02.                                                       Option To Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, with respect to the Notes, elect to have either Section 8.03 or 8.04 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.03.                                                       Legal Defeasance and Covenant Discharge.

Upon the Company’s exercise under Section 8.02 hereof of the option applicable to this Section 8.03, the Issuers shall be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.06 hereof and the other Sections hereof referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Notes to receive, solely from the funds deposited with the Trustee in accordance with Sections 8.05 and 8.06 hereof, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, or on the redemption date, as the case may be, (b) the Issuers’ obligations with respect to such Notes under Sections 2.05, 2.07, 2.08, 2.10, 2.11 and 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ obligations in connection therewith and (d) this Section 8.03.  Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.03 notwithstanding the prior exercise of its option under Section 8.04 hereof with respect to the Notes.

SECTION 8.04.                                                       Covenant Defeasance.

Upon the Company’s exercise under Section 8.02 hereof of the option applicable to this Section 8.04, the Company shall be released from its obligations under the covenants contained in Sections 3.08, 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.17 and 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for GAAP).  For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c) hereof, but, except as specified above, the remainder hereof and such Notes shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.02 hereof of the option applicable to this Section 8.04, Sections 6.01(c) through 6.01(h) shall not constitute Events of Default.

SECTION 8.05.                                                       Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.03 or Section 8.04 hereof to the outstanding Notes:

(a)           the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article 8 applicable to it) in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (i) cash in U.S. Dollars, (ii) non-callable Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars, or (iii) a combination thereof, in such amounts, as will be sufficient in each case, in the opinion of a nationally recognized firm of independent public accountants selected by the Trustee expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable optional redemption date, as the case may be;

(b)           in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable federal income tax law, in each case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)           in the case of an election under Section 8.04 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)           no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, in so far as Section 6.01(i) or 6.01(j) hereof is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(e)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f)            the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit made by the Company pursuant to its election under Section 8.03 or 8.04 hereof was not made by the Company with the intent of preferring the Holders of the Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(g)           the Company shall have delivered to the Trustee an Officers’ Certificate stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.03 hereof or the Covenant Defeasance under Section 8.04 hereof (as the case may be) have been complied with as contemplated by this Section 8.05.

SECTION 8.06.                                                       Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.07 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.06, the “Trustee”) pursuant to Section 8.05 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.05 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.05 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.05(a) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.07.                                                       Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustees thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

SECTION 8.08.                                                       Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States Dollars or Government Notes in accordance with Section 8.03 or 8.04 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.03 or 8.04 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.03 or 8.04 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.                                                       Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees or any amended or supplemental indenture without the consent of any Holder of a Note:

(a)           to cure any ambiguity, defect or inconsistency;

(b)           to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(c)           to provide for the assumption of the obligations of the Issuers or any Guarantor to the Holders of the Notes in the case of a merger or consolidation pursuant to Article 5 or Article 10 hereof;

(d)           to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes; or

(e)           to comply with requirements of the Commission in order to effect or maintain the qualification hereof under the TIA.

Upon the request of the Issuers accompanied by a resolution of the Boards of Directors of each Issuer and a resolution of the Board of Directors of each Guarantor and upon receipt by the Trustee of the documents described in Section 11.04 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms hereof and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.                                                       With Consent of Holders of Notes.

The Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees or any amended or supplemental Indenture with the written consent of the Holders of Notes of at least a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default and its consequences or compliance with any provision hereof or the Notes may be waived with the consent of the Holders of a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes).  Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of Notes):

(a)           reduce the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)           reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes;

(c)           reduce the rate of or change the time for payment of interest on any Note;

(d)           waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e)           make any Note payable in money other than that stated in the Notes;

(f)            make any change in the provisions hereof relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;

(g)           waive a redemption payment or mandatory redemption with respect to any Note;

(h)           amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event after such Change of Control Triggering Event has occurred; or

(i)            make any change in the foregoing amendment and waiver provisions.

Upon the request of the Issuers accompanied by a resolution of the Boards of Directors of the Issuers and a resolution of the Board of Directors of each Guarantor, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 11.04 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuers with any provision hereof or the Notes.

SECTION 9.03.                                                       Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture and the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.                                                       Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note.

The Issuers may fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver.  If the Issuers fix a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished to the Trustee prior to such solicitation pursuant to Section 2.05 hereof or (ii) such other date as the Issuers shall designate.

SECTION 9.05.                                                       Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.                                                       Trustee To Sign Amendments, Etc.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall receive, and shall by fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE 10

GUARANTEES

SECTION 10.01.                                                 Guarantee.

Each of the Guarantors, jointly and severally, hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Issuers hereunder or thereunder, that

(a)           the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(b)           in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated

maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each of the Guarantors, jointly and severally, will be obligated to pay the same immediately.

Each of the Guarantors, jointly and severally, hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

Each of the Guarantors, jointly and severally, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice (except that the Trustee shall provide at least ten days’ prior written notice to the Issuers on behalf of the Guarantors before taking any action for which the Communications Act and/or the FCC rules require such notice and which right to notice is not waivable by any Guarantor) and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the Obligations guaranteed hereby.  If any Holder or the Trustee is required by any court or otherwise to return to the Issuers or any Guarantor, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Issuers or any Guarantor, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each of the Guarantors, jointly and severally, agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each of the Guarantors, jointly and severally, further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.  Notwithstanding the foregoing, in the event that any Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the applicable Guarantor under its Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

The Guarantors hereby agree as among themselves that each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Guarantor hereunder based on the net assets of each other Guarantor.  The preceding sentence shall in no way affect the rights of the Holders of Notes to the benefits hereof, the Notes or the Guarantees.

Nothing in this Section 10.01 shall apply to claims of, or payments to, the Trustee under or pursuant to the provisions of Section 7.07 hereof.  Nothing contained in this Section 10.01 or elsewhere in this Indenture, the Notes or the Guarantees shall impair, as between any Guarantor and the Holder of any Note, the obligation of such Guarantor, which is unconditional and absolute, to pay to the Holder thereof the principal of, premium, if any, and interest on the Notes in accordance with their terms and the terms of the Guarantee and this Indenture, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law or hereunder or thereunder upon the occurrence of an Event of Default.

SECTION 10.02.                                                 Execution and Delivery of Guarantees.

To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form of Exhibit B hereto shall be endorsed by an officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by any of its Officers.  Each of the Guarantors, jointly and severally, hereby agrees that its Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.  If an officer or Officer whose signature is on this Indenture or on the Guarantee of a Guarantor no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee of such Guarantor is endorsed, the Guarantee of such Guarantor shall be valid nevertheless.  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

SECTION 10.03.                                                 Merger, Consolidation or Sale of Assets of Guarantors.

Subject to Section 10.05 hereof, a Guarantor may not, and the Company will not cause or permit any Guarantor to, consolidate or merge with or into (whether or not such Guarantor is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person other than the Company or another Guarantor unless:

(a)           such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, limited partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(b)           the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under the Notes and this Indenture; and

(c)           immediately after such transaction, no Default or Event of Default exists.

Nothing contained in this Indenture shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company.  Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor that is a Restricted Subsidiary of the Company or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor that is a Restricted Subsidiary of the Company.

SECTION 10.04.                                                 Successor Corporation Substituted.

Upon any consolidation, merger, sale or conveyance described in paragraphs (a) through (c) of Section 10.03 hereof, and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of any Guarantee previously signed by the Guarantor and the due and punctual performance of all of the covenants and conditions hereof to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be issuable hereunder by such Guarantor and delivered to the Trustee.  All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms hereof as though all of such Guarantees had been issued at the date of the execution of such Guarantee by such Guarantor.

SECTION 10.05.                                                 Releases from Guarantees.

If pursuant to any direct or indirect sale of assets (including, if applicable, all of the Capital Stock of any Guarantor) or other disposition by way of merger, consolidation or otherwise, the assets sold include all or substantially all of the assets of any Guarantor or all of the Capital Stock of any such Guarantor, then such Guarantor or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such a Guarantor) shall be released and relieved of its obligations under its Guarantee or Section 10.03 and Section 10.04 hereof, as the case may be; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are applied in accordance with the provisions of Section 4.10 hereof.  In addition, a Guarantor shall be released and relieved of its obligations under its Guarantee or Section 10.03 and Section 10.04 hereof, as the case may be if (1) such Guarantor is dissolved or liquidated in accordance with the provisions hereof; (2) the Company designates any such Guarantor as an Unrestricted Subsidiary in compliance with the terms hereof; or (3) the Issuers effectively discharge their obligations or defease the Notes in compliance with the terms of Article 8 hereof.  Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions hereof, including without limitation Section 4.10 hereof, if applicable, the Trustee shall execute any documents pursuant to written direction of the Company in order to evidence the release of any such Guarantor from its obligations under its Guarantee.  Any such Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of such Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11

MISCELLANEOUS

SECTION 11.01.                                                 Trust Indenture Act Controls.

If any provision hereof limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

SECTION 11.02.                                                 Notices.

Any notice or communication by the Issuers, any Guarantor or the Trustee to the other is duly given if in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

If to the Issuers or any Guarantor, to it care of:

DIRECTV Holdings LLC
2230 East Imperial Highway
El Segundo, California 90245
Facsimile No.: (310) 964-0839
Attention: General Counsel

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Erika L. Weinberg, Esq.

If to the Trustee:

The Bank of New York Trust Company, N.A.
700 South Flower Street, Suite 500
Los Angeles, CA 90017
Facsimile No.: (213) 630-6298
Attention: Corporate Unit

The Issuers, any Guarantor or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly given:  when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when transmission is confirmed, if sent by facsimile.

Any notice or communication to a Holder of a Note shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder of a Note or any defect in it shall not affect its sufficiency with respect to other Holders of Notes.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers mail a notice or communication to Holders of Notes, they shall mail a copy to the Trustee and each Agent at the same time.

The Trustee agrees to accept and act upon facsimile and electronic mail transmission of written instructions and/or directions pursuant to this Indenture given by the Issuers, provided, however that: (i) the Issuers, subsequent to such facsimile or electronic mail transmission of written instructions and/or directions, shall provide the originally executed instructions and/or directions to the Trustee in a timely manner and (ii) such originally executed instructions and/or directions shall be signed by an authorized “Officer” of the Company.

SECTION 11.03.                                                 Communication by Holders of Notes with Other Holders of Notes.

Holders of the Notes may communicate pursuant to TIA § 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes.  The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04.                                                 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture (except in connection with the original issuance of the Notes), the Issuers shall furnish to the Trustee:

(a)           an Officers’ Certificate of each Issuer in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05.                                                 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06.                                                 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07.                                                 No Personal Liability of Directors, Owners, Employees, Incorporators and Stockholders.

No director, owner, officer, employee, incorporator or stockholder of the Issuers, the Guarantors or any of their Affiliates, as such, shall have any liability for any obligations of the Issuers, the Guarantors and any of their Affiliates under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such waiver is against public policy.

SECTION 11.08.                                                 Governing Law.

The internal law of the State of New York shall govern and be used to construe this Indenture, the Notes and the Guarantees without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

SECTION 11.09.                                                 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers or any of their respective Subsidiaries.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.                                                 Successors.

All agreements of the Issuers and the Guarantors in this Indenture and the Notes and the Guarantees shall bind the successors of the Issuers and the Guarantors, respectively.  All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.11.                                                 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12.                                                 Counterpart Originals.

The parties may sign any number of copies hereof.  Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13.                                                 Table of Contents, Headings, Etc.

The Table of Contents and headings of the Articles and Sections hereof have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.14.                                                 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.15.                                                 Waiver of Jury Trial.

EACH OF THE ISSUERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

DIRECTV HOLDINGS LLC, as Issuer

By:
Name:
Title:

DIRECTV FINANCING CO., INC., as Issuer

By:
Name:
Title:

DIRECTV, INC., as Guarantor

By:
Name:
Title:

DIRECTV CUSTOMER SERVICES, INC.,
as Guarantor

By:
Name:
Title:

DIRECTV MERCHANDISING, INC.,
as Guarantor

By:
Name:
Title:

DIRECTV ENTERPRISES, LLC,
as Guarantor

By:
Name:
Title:

DIRECTV OPERATIONS, LLC,
as Guarantor

By:
Name:
Title:

LABC PRODUCTIONS, LLC,
as Guarantor

By:
Name:
Title:

DIRECTV HOME SERVICES, LLC,
as Guarantor

By:
Name:
Title:

DIRECTV PROGRAMMING HOLDINGS I, LLC,
as Guarantor

By:
Name:
Title:

DIRECTV PROGRAMMING HOLDINGS II, LLC,
as Guarantor

By:
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A.
as Trustee

By:
Name:
Title:

EXHIBIT A

[Face of Note]

7.625% Senior Note due 2016

Cert. No.
CUSIP No. [                   ]

DIRECTV Holdings LLC and
DIRECTV Financing Co., Inc.

jointly and severally promise to pay to

or its registered assigns the principal sum of

Dollars on May 15, 2016

Interest Payment Dates:  May 15 and November 15, commencing November 15, 2008.

Record Dates:  May 1 and November 1 (whether or not a Business Day).

IN WITNESS WHEREOF, the Issuers have caused this Note to be duly executed.

Dated:

DIRECTV HOLDINGS LLC

By:
Name:
Title:

DIRECTV FINANCING CO., INC.

By:
Title:

This is one of the Notes referred to in

the within-mentioned Indenture:

THE BANK OF NEW YORK TRUST COMPANY, N.A. , as Trustee

By:
Authorized Signatory

Dated:

(Back of Note)

Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

(1)           Interest.  DIRECTV Holdings LLC, a Delaware limited liability company (the “Company”) and DIRECTV Financing Co., Inc., a Delaware corporation (“DIRECTV Financing” and, together with the Company, the “Issuers”) jointly and severally promise to pay interest on the principal amount of this Note at the rate and in the manner specified below.  Interest will accrue at 7.625% per annum and will be payable semi-annually in cash on each May 15 and November 15, commencing November 15, 2008, or if any such day is not a Business Day on the next succeeding Business Day (each, an “Interest Payment Date”) to Holders of record of the Notes at the close of business on the immediately preceding May 1 and November 1, whether or not a Business Day.  Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.  Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance.  To the extent lawful, the Issuers shall pay interest on overdue principal at the rate of the then applicable interest rate on the Notes; they shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.  In addition, Holders may be entitled to the benefits of certain provisions of the Registration Rights Agreement.

(2)           Method of Payment.  The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date.  The Holder hereof must surrender this Note to a Paying Agent to collect principal payments.  The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  The Notes will be payable both as to principal and interest at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders of Notes at their respective addresses set forth in the register of Holders of Notes.  Unless otherwise designated by the Issuers, the Issuers’ office or agency will be the office of the Trustee maintained for such purpose.

(3)           Paying Agent and Registrar.  Initially, the Trustee will act as Paying Agent and Registrar.  The Issuers may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note.  The Company may act in any such capacity.

(4)           Indenture.  The Issuers issued the Notes under an Indenture, dated as of May 14, 2008 (the “Indenture”), among the Issuers, the Guarantors and the Trustee.  This is one of an issue of Notes of the Issuers issued, or to be issued, under the Indenture.  The Issuers shall be entitled to issue additional Notes pursuant to Section 2.02 of the Indenture.  All Notes issued under the Indenture shall be treated as a single class of Notes under the Indenture.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb), as in effect on the date of the Indenture.  The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such act for a statement of such terms.  The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes.  The Notes are senior unsecured obligations of the Issuers.

(5)     Optional Redemption.  (a)  Except as provided in paragraphs (b) and (c) below, the Notes will not be redeemable at the Company’s option prior to May 15, 2012.  Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on May 15 of the years indicated below:

Year	Percentage
2012	103.813%
2013	101.906%
2014 and thereafter	100.000%

(b)  Notwithstanding the foregoing, at any time and from time to time prior to May 15, 2011, the Company may redeem up to 35% of the aggregate principal amount of the Notes outstanding at a redemption price equal to 107.625% of the principal amount thereof on the redemption date, together with accrued and unpaid interest to such redemption date, with the net cash proceeds of one or more public or private sales of the Company’s Equity Interests (other than Disqualified Stock) (including sales to or capital contributions from Parent, regardless of whether Parent obtains such funds from an offering of its Equity Interests, the incurrence of Indebtedness or otherwise), other than proceeds from a sale to the Company or any of its Subsidiaries or any employee benefit plan in which the Company or any of its Subsidiaries participates; provided that (a) at least 65% in aggregate principal amount of the Notes originally issued remain outstanding immediately after the occurrence of such redemption; and (b) the sale of such Equity Interests is made in compliance with the terms of the Indenture.

(c)  In addition, at any time and from time to time prior to May 15, 2012, the Company may redeem all or any portion of the Notes outstanding at a redemption price equal to (a) 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest to such redemption date, plus (b) the Make Whole Amount.

“Make Whole Amount” means, with respect to any Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess, if any, of (A) an amount equal to the present value of (1) the redemption price of such Note at May 15, 2012 plus (2) the remaining scheduled interest payments on the Notes to be redeemed (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) to May 15, 2012 (other than interest accrued to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of the Notes to be redeemed.

“Treasury Rate” means, at the time of computation, the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two

Business Days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to May 15, 2012; provided, however, that if the period from the redemption date to May 15, 2012 is not equal to the constant maturity of a United States Treasury Security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to May 15, 2012 is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.

(6)           Repurchase at Option of Holder.  Upon the occurrence of a Change of Control Triggering Event, the Company shall make an offer to purchase on the Change of Control Payment Date all outstanding Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase.  Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled “Option of Holder To Elect Purchase” appearing below.

When the cumulative amount of Excess Proceeds that have not been applied in accordance with Section 4.10 of the Indenture exceeds $100.0 million, the Company shall make an offer to all Holders of the Notes (an “Excess Proceeds Offer”) to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. To the extent the Company or a Restricted Subsidiary is required under the terms of Indebtedness of the Company or such Restricted Subsidiary which is ranked equally with the Notes with any proceeds which constitute Excess Proceeds under the Indenture, the Company shall make a pro rata offer to the holders of all other pari passu Indebtedness (including the Notes) with such proceeds.  If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of such Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis.  Holders of Notes that are subject to an offer to purchase will receive a Excess Proceeds Offer from the Company prior to any related Purchase Date and may elect to have such Notes purchased by completing the form entitled “Option of Holder To Elect Purchase” appearing below.

(7)           Notice of Redemption.  Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes may be redeemed in part but only in whole multiples of $2,000, unless all of the Notes held by a Holder of Notes are to be redeemed.  On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption unless the Company fails to redeem such Notes or such portions thereof.

(8)           Termination of Covenants.  From and after the first date on which the Notes are rated Investment Grade by both Rating Agencies and notwithstanding that the Notes may cease to be so rated thereafter, Sections 3.08 (Excess Proceeds Offer), 4.07 (Limitation on Restricted

Payments, 4.09 (Limitation on Incurrence of Indebtedness), 4.10 (Limitation on Asset Sales), 4.11 (Limitation on Transactions with Affiliates), and 5.01(d)(i) and (ii) (Merger, Consolidation or Sale of Assets) of the Indenture will not apply.

(9)           Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder of a Note, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption.  Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

(10)      Persons Deemed Owners.  Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name this Note is registered as their absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Trustee, any Agent nor the Issuers shall be affected by notice to the contrary.  The registered Holder of a Note shall be treated as its owner for all purposes.

(11)      Amendments, Supplement and Waivers.  Subject to certain exceptions, the Indenture, the Notes and the Guarantees or any amended or supplemental indenture may be amended or supplemented with the written consent of the Holders of at least a majority of the aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default and its consequences or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes).  Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of Notes) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes; reduce the rate of or change the time for payment of interest on any Note; waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration); make any Note payable in money other than that stated in the Notes; make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes; waive a redemption payment or mandatory redemption with respect to any Note; amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event after such Change of Control Triggering Event has occurred; or make any change in the foregoing amendment and waiver provisions.  Notwithstanding the foregoing, without the consent of any Holder of a Note, the Indenture, the Notes or the Guarantees or any amended or supplemental indenture may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees; to provide for the assumption of the obligations of the Issuers or any Guarantor to the Holders of the Notes in case of a merger or consolidation pursuant to Article 5 or Article 10 of the Indenture; to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

(12)      Defaults and Remedies.  Each of the following constitutes an Event of Default:

(a)           default for 30 days in the payment when due of interest or additional interest, if any, on the Notes;

(b)           default in payment when due of principal of or premium, if any, on the Notes at maturity, upon repurchase, redemption or otherwise;

(c)           failure to comply with Section 3.08, 4.15 or 5.01 of the Indenture;

(d)           default under any other provision of the Indenture or the Notes, which default remains uncured for 60 days after notice from the Trustee or the Holders of at least 25% of the aggregate principal amount then outstanding of the Notes;

(e)           default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company and any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company and any of its Restricted Subsidiaries), other than Non-Recourse Receivables Subsidiary Indebtedness, which default is caused by a failure to pay the principal of such Indebtedness at the final stated maturity thereof within the grace period provided in such Indebtedness (a “Payment Default”), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $100 million or more;

(f)            default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company and any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Non-Recourse Receivables Subsidiary Indebtedness, which default results in the acceleration of such Indebtedness prior to its express maturity not rescinded or cured within 30 days after such acceleration, and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100 million or more;

(g)           failure by the Company and any of its Restricted Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating $100 million or more, which judgments are not stayed within 60 days after their entry other than judgments in respect of Non-Recourse Receivables Subsidiary Indebtedness;

(h)           any Guarantee of a Significant Subsidiary shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor that qualifies as a Significant Subsidiary, or any Person acting on behalf of any Guarantor that qualifies as a Significant Subsidiary, shall deny or disaffirm its obligations under its Guarantee;

(i)            the Company, DIRECTV Financing or any Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors; and

(j)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company, DIRECTV Financing or any Significant Subsidiary of the Company in an involuntary case; (ii) appoints a custodian of the Company, DIRECTV Financing or any Significant Subsidiary of the Company or for all or substantially all of the property of the Company, DIRECTV Financing or any Significant Subsidiary of the Company; or (iii) orders the liquidation of the Company, DIRECTV Financing or any Significant Subsidiary of the Company, and the order or decree remains unstayed and in effect for 60 consecutive days.

If an Event of Default (other than an Event of Default relating to an Issuer specified in clause (i) or (j) above) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least 25% of the aggregate principal amount then outstanding of the Notes by written notice to the Issuers and the Trustee, may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default specified in clause (i) or (j) above with respect to an Issuer, all outstanding Notes shall become and immediately be due and payable without further action or notice.  Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders’ interest.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.  The Holders of a majority in aggregate principal amount of the then outstanding Notes, by written notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the Notes.

The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

All powers of the Trustee under the Indenture will be subject to applicable provisions of the Communications Act, including, without limitation, the requirements of prior approval for de facto or de jure transfer of control or assignment of Title III licenses.

(13)      Trustee Dealings with Issuers.  The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Subsidiaries, and may otherwise deal with the Issuers or their Subsidiaries, as if it were not Trustee; however, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.

(14)      No Personal Liabilities of Directors, Owners, Employees, Incorporators and Stockholders.  No director, owner, officer, employee, incorporator or stockholder of the Issuers, the Guarantors or any of their Affiliates, as such, shall have any liability for any obligations of the Issuers, the Guarantors or any of their Affiliates under this Note, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

(15)      Guarantees.  Payment of principal and interest (including interest on overdue principal and overdue interest, if lawful) is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

(16)      Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17)      Abbreviations.  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN ( = joint tenants with right of survivorship and not as tenants in common), CUST (5 Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18)      CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture.  Request may be made to:

DIRECTV Holdings LLC
2230 East Imperial Highway
El Segundo, California  90245
Attention:  Corporate Secretary

ASSIGNMENT FORM

To assign this Note, fill in the form below:  (I) or (we) assign and transfer this Note to

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                              agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of
this Note)

Signature Guarantee.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Issuers pursuant to Section 3.08 (Excess Proceeds Offer) or Section 4.15 (Change of Control and Rating Decline) of the Indenture, check the appropriate box:

☐            Section 3.08                          ☐            Section 4.15

If you want to have only part of the Note purchased by the Issuers pursuant to Section 3.08 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of
this Note)

Signature Guarantee.

[ATTACHMENT FOR GLOBAL NOTES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of Increase Principal Amount of the Global Note	Principal Amount of this Global Note following such Decrease (or Increase)	Signature of authorized officer of Trustee or Note Custodian

EXHIBIT B

FORM OF GUARANTEE

[Name of Guarantor] and its successors under the Indenture, jointly and severally with any other Guarantors, hereby irrevocably and unconditionally (i) guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of DIRECTV Holdings LLC and DIRECTV Financing Co., Inc. (together the “Issuers”) to the Holders or the Trustee all in accordance with the terms set forth in Article 10 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, guarantee that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

          No director, owner, officer, employee, incorporator or stockholder of any Guarantor or any of its Affiliates, as such, shall have any liability for any obligations of such Guarantor or any of its Affiliates under this guarantee by reason of his or its status as such.  This Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

[NAME OF GUARANTOR]

By:
Name:
Title:

B-1

EXHIBIT C

FORM OF CERTIFICATE OF TRANSFER

DIRECTV Holdings LLC
DIRECTV Financing Co., Inc.
2230 East Imperial Highway
El Segundo, California  92405

The Bank of New York Trust Company, N.A.
700 South Flower Street, Suite 500
Los Angeles, CA 90017
Attn:  Corporate Unit

Re:  7.625% Senior Notes due 2016

Reference is hereby made to the Indenture, dated as of May 14, 2008 (the “Indenture”), among DIRECTV Holdings LLC and DIRECTV Financing Co., Inc., as co-issuers (the “Issuers”), the Guarantors named therein and The Bank of New York Trust Company, N.A., as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                  (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                      ☐            Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.                                      ☐            Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the  facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed  selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of  Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.                                      ☐            Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐            such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐            or such Transfer is being effected to the Issuers or a subsidiary thereof;

or

(c)                                  ☐            such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.                                      ☐            Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)                                 ☐            Check if Transfer is pursuant to Rule 144.  (i)  The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)                                 ☐            Check if Transfer is Pursuant to Regulation S.  (i)  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)                                  ☐            Check if Transfer is Pursuant to Other Exemption.  (i)  The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.      The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)        ☐      a beneficial interest in the:

(i)    ☐    144A Global Note (CUSIP [               ]), or

(ii)   ☐    Regulation S Global  (CUSIP [               ])), or

(b)        ☐      a Restricted Definitive Note.

2.      After the Transfer the Transferee will hold:

[CHECK ONE]

(a)        ☐      a beneficial interest in the:

(i)    ☐    144A Global Note  (CUSIP [               ]), or

(ii)   ☐    Regulation S Global Note (CUSIP [               ]), or

(iii)  ☐    Unrestricted Global Note  CUSIP [               ], or

(b)        ☐      a Restricted Definitive Note; or

(c)        ☐      an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT D

FORM OF CERTIFICATE OF EXCHANGE

DIRECTV Holdings LLC
DIRECTV Financing Co., Inc.
2230 East Imperial Highway
El Segundo, California   92405

The Bank of New York Trust Company, N.A.
700 South Flower Street, Suite 500
Los Angeles, CA 90017
Attn:  Corporate Unit

Re:  7.625% Senior Notes due 2016

 (CUSIP [             ])

Reference is hereby made to the Indenture, dated as of May 14, 2008 (the “Indenture”), among DIRECTV Holdings LLC and DIRECTV Financing Co., Inc., as co-issuers (the “Issuers”), the Guarantors named therein and The Bank of New York, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                               (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                 in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.          Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a)        ☐      Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)        ☐      Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)        ☐      Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)        ☐      Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.          Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a)        ☐      Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)        ☐      Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] _ 144A Global Note, _ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: